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IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re: BROADVISION, INC.,[1] Debtor.	Chapter 11 Case No. 20-10701 (CSS) Re: D.I. 14, 15, 57, 58, 113, 125, 127, 128

ORDER CONFIRMING THE AMENDED PREPACKAGED

PLAN OF REORGANIZATION UNDER CHAPTER 11 OF

THE BANKRUPTCY CODE FOR BROADVISION, INC.

The above-captioned debtor and debtor in possession (the “Debtor”) having filed in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”): (A) the Prepackaged Plan Under Chapter 11 of the Bankruptcy Code for BroadVision, Inc., dated March 30, 2020 [D.I. 14], as amended by the Amended Prepackaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Code for BroadVision, Inc., dated April 3, 2020 [D.I. 57] (as supplemented by the Plan Supplement (defined below), and as may be amended or modified before entry of this Confirmation Order, and in accordance with the terms thereof and this Confirmation Order, the “Plan”),2 attached hereto as Exhibit A; (B) that certain Supplement to Prepackaged Chapter 11 Plan of BroadVision, Inc. [D.I. 113], filed with the Bankruptcy Court on April 30, 2020 (“Initial Plan Supplement”), and as amended by that certain First Amended Supplement to the Prepackaged Chapter 11 Plan of BroadVision, Inc. [D.I. 127], filed on May 12, 2020 (the “First Amended Plan Supplement” and together with the Initial Plan Supplement and any further amendments or supplements to the documents contained therein, the “Plan Supplement”);

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1The last four digits of the Debtor’s federal tax identification number are 4303. The Debtor’s address is 460 Seaport Ct., Suite 102, Redwood City, California 94063.

2Capitalized terms used, but not otherwise defined, in this Order shall have the same meanings given to them in the Plan.

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and (C) the Disclosure Statement for the Prepackaged Plan of Reorganization under Chapter 11 of the Bankruptcy Code for BroadVision, Inc., dated as of March 30, 2020 [D.I. 15], and as amended by the Disclosure Statement for the Amended Prepackaged Plan of Reorganization under Chapter 11 of the Bankruptcy Code for BroadVision, Inc. [D.I. 58] (together with all exhibits and supplements, the “Disclosure Statement”), and the Court having entered, on April 1, 2020, the Order (I) Scheduling a Combined Hearing on (A) Adequacy of Disclosure Statement, (B) Confirmation of Plan, and (C) the Assumption of Executory Contracts and Cure Amounts; (II) Approving Form and Manner of Notice of (A) Combined Hearing, (B) Commencement of Chapter 11 Case, and (C) Assumption of Executory Contracts and Cure Amounts Related Thereto, and Objection Deadlines; (III) Establishing Procedures for Objecting to (A) Disclosure Statement, (B) Plan, and (C) Proposed Assumption or Rejection Of Executory Contracts and Cure Amounts; (IV) Conditionally (A) Directing the United States Trustee Not to Convene a Section 341 Meeting of Creditors, and (B) Modifying Requirement of Filing Statements of Financial Affairs and Schedules of Assets and Liabilities; and (V) Granting Related Relief [D.I. 51] (the “Confirmation Procedures  Order”), establishing, among other things, certain noticing and publication procedures associated with the Plan; true and correct copies of the Plan being attached hereto as Exhibit A; the Court having conducted an evidentiary hearing to consider confirmation of the Plan, on May 14, 2020 (the “Combined Hearing”); and due and proper notice of the Combined Hearing and commencement of the Debtor’s Chapter 11 Case in the form attached as Exhibit 1 to the Confirmation Procedures Order (the “Combined Hearing Notice”) having been given to holders of Claims against and Interests in the Debtor and other parties in interest in compliance with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District

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of Delaware (the “Local Bankruptcy Rules”), and the Confirmation Procedures Order, as established by the affidavits of service, mailing, and publication filed with the Bankruptcy Court, including the affidavits of publication [D.I. 95, 96] (the “Publication Affidavits”), the Affidavit of Service of Notice of Commencement of Case and Prepackaged Chapter 11 Plan and Notice of Hearing [D.I. 72] (the “Combined Hearing Notice Affidavit”), which certified service of the Combined Hearing Notice, and Affidavits of Service of the Plan, Disclosure Statement, Bar Date Establishment Notice, and Schedules [D.I. 70, 73] (“Other Affidavits of Service”); and due and proper notice of the Plan Supplement having been given to holders of Claims against and Interests in the Debtor and other parties in interest in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules, the Confirmation Procedures Order, as established by the Affidavit of Service Regarding the Notice of Plan Supplement to the Prepackaged Chapter 11 Plan of BroadVision, Inc. [D.I. 124] (the “Plan Supplement Affidavits”),3 and such filings and notice thereof being sufficient under the circumstances and no further notice being required; and based upon and after full consideration of the entire record of the Combined Hearing, including (I) the Disclosure Statement, (II) the Plan (including the Plan Supplement), (III) the Publication Affidavits; (IV) the Combined Hearing Notice Affidavit; (V) the Plan Supplement Affidavits; (VI) the Declaration of Dr. Pehong Chen in Support of Chapter11 Petition and First Day Pleadings [D.I. 2] (the “First Day Declaration”); (VII) the Declaration of Dr. Pehong Chen in Support of Confirmation of the Amended Prepackaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Code for BroadVision, Inc. [D.I. 129] (the “Confirmation Declaration”); (VIII) the Memorandum of Law in Support of the Debtor’s Request for an Order Confirming the Amended Prepackaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Code for BroadVision,

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3The Debtor shall cause Epiq to serve the First Amended Plan Supplement on the requisite parties prior to the

Confirmation Hearing, which shall be evidenced by an Affidavit of Service to be filed thereafter.

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Inc. [D.I. 128] (the “Confirmation Memorandum”), (IX) all other supporting declarations and testimony that may be submitted in connection with the Combined Hearing; and (X) the Combined Notice of Second Amendment to (I) the Schedule of Rejected Contracts and (II) the Assumption and Cure Schedule Related to the Amended Prepackaged Chapter 11 Plan of BroadVision, Inc., filed May 12, 2020 [D.I. 125] (the “Notice of Second Amendment to Rejection Schedule and Cure  Schedule”), which provides the Schedule of Assumed Contracts and Unexpired Leases pursuant to “Exhibit A” of the Plan and Schedule of Rejected Contracts and Unexpired Leases pursuant to “Exhibit B” of the Plan; and objections to the approval of the Disclosure Statement or confirmation of the Plan all being withdrawn, resolved, or overruled by the Bankruptcy Court; and the Bankruptcy Court being familiar with the Disclosure Statement and the Plan and other relevant factors affecting the Chapter 11 Case; and the Bankruptcy Court being familiar with, and having taken judicial notice of, the entire record of the Chapter 11 Case; and upon the arguments of counsel and the evidence proffered and adduced at the Combined Hearing; and the Bankruptcy Court having found and determined that the Disclosure Statement and Confirmation Procedures should be approved and the Plan should be confirmed as reflected by the Bankruptcy Court’s rulings made herein and at the Combined Hearing; and after due deliberation and sufficient cause appearing therefor;

The Bankruptcy Court hereby FINDS, DETERMINES, AND CONCLUDES that:

FINDINGS OF FACT AND CONCLUSIONS OF LAW

A.Findings of Fact and Conclusions of Law. The findings set forth herein and on the record of the Combined Hearing constitute the Court’s findings of fact pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such.

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To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

B.Judicial Notice. The Court takes judicial notice of the docket of the Chapter 11 Case maintained by the Clerk of the Court, including, without limitation, all pleadings and other documents filed, all orders entered, and all evidence admitted and arguments made at the hearings held before the Court during the pendency of the Chapter 11 Case.

C.Exclusive Jurisdiction; Core Proceeding; Venue. This Court has jurisdiction over the Chapter 11 Case and to confirm the Plan pursuant to 28 U.S.C. §§ 157 and 1334 and the Amended Standing Order of Reference from the United States District Court for the District of Delaware, dated February 29, 2012. This is a core proceeding pursuant to 28 U.S.C. § 157(b)(2), and this Court may enter a final order consistent with Article III of the United States Constitution. Venue is proper before this Court and in this District pursuant to 28 U.S.C. §§ 1408 and 1409.

D.Chapter 11 Petition. On March 30, 2020 (the “Petition Date”), the Debtor commenced a voluntary case under chapter 11 of the Bankruptcy Code.

E.Eligibility for Relief. The Debtor is a proper debtor under section 109 of the Bankruptcy Code and the Debtor is a proper proponent of the Plan under section 1121(a) of the Bankruptcy Code.

F.Confirmation Procedures Order. On April 1, 2020, the Court entered the Confirmation Procedures Order, approving the service and distribution of the Disclosure Statement. The Confirmation Procedures Order also approved the procedures for solicitation with respect to the third-party release provisions of the Plan.

G.Notice, Transmittal, and Mailing of Solicitation Materials. As evidenced by the Combined Hearing Notice Affidavit and the Other Affidavits of Service, due, adequate, and sufficient notice

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of the Plan, and the Combined Hearing, together with all deadlines for objecting to the Plan, have been provided as required by the Confirmation Procedures Order. No other or further notice is necessary or shall be required.

H.Solicitation. As set forth in the Confirmation Procedures Order, all holders of Claims and Interests in Classes 1 through 4 are unimpaired and deemed to accept the Plan, and all holders of Interests in Class 5 are impaired and deemed to reject the Plan. Accordingly, in good faith and in compliance with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, the Confirmation Procedures Order, all applicable provisions of the Bankruptcy Code, and all other applicable rules, laws, and regulations, no parties were solicited to vote to accept or reject the Plan.

I.Vote Certification. As set forth above, all holders of Claims and Interests in Classes 1 through 4 are unimpaired and deemed to accept the Plan, and all holders of Interests in Class 5 are impaired and deemed to reject the Plan. Accordingly, no votes to accept or reject the Plan were tabulated or certified.

J.Plan Supplement. On April 30, 2020, the Debtor filed the Plan Supplement, which included the (i) form of Amended and Restated Bylaws, (ii) form of Amended and Restated Certificate of Incorporation (together, the “Charter Documents”), (iii) Distribution Trust Agreement, and (iv) disclosures pursuant to section 1129(a)(5) of the Bankruptcy Code. All information and documents included in the Plan Supplement and the amendments thereto are integral to, part of, and incorporated by reference into the Plan. The Plan Supplement complies with the terms of the Plan, and the filing and notice of such documents provided due, adequate, and sufficient notice in accordance with the Confirmation Procedures Order, the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules, and no other or further notice is necessary or shall be required. Consistent

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with the terms of the Plan, the Debtor reserves its right to alter, amend, update, or modify the Plan Supplement before the Effective Date.

K.Bankruptcy Rule 3016. The Plan is dated and identifies its proponent in accordance with Bankruptcy Rule 3016(a). The filing of the Disclosure Statement on the docket of the Chapter 11 Case satisfied Bankruptcy Rule 3016(b).

Compliance with Section 1129 of the Bankruptcy Code

L.Burden of Proof. The Debtor has met its burden of proving the elements of sections 1129(a) and (b) of the Bankruptcy Code by a preponderance of the evidence, which is the applicable standard.

M.The Plan Complies with Section 1129(a) of the Bankruptcy Code. The evidentiary record at the Combined Hearing, the Confirmation Declaration, the contents of the Plan and the Disclosure Statement, the Combined Hearing Notice Affidavit, the Confirmation Memorandum, and the Court’s judicial notice of the complete record of this Chapter 11 Case support the findings of fact and conclusions of law set forth herein.

N.Section 1129(a)(1). The Plan complies with section 1129(a)(1) of the Bankruptcy Code, as the Plan complies with each applicable provision of the Bankruptcy Code. In particular, the Plan complies with the requirements of sections 1122 and 1123 of the Bankruptcy Code as follows:

1.In accordance with section 1122(a) of the Bankruptcy Code, (a) Article III of the Plan classifies Claims and Interests into five (5) separate Classes reflecting the differing characteristics of those Claims and Interests between Classes and the distinct legal rights of the holders of those Claims and Interests in the separate Classes; and (b) the Claims and Interests within each Class are substantially similar to the other Claims or Interests within the same Class.

2.In accordance with section 1123(a)(1) of the Bankruptcy Code, Article III of the Plan properly classifies all Claims and Interests that require classification.

3.In accordance with section 1123(a)(2) of the Bankruptcy Code, section 3.3 of the Plan properly identifies and describes that Class 1, 2, 3 and 4 are not impaired under the Plan.

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4.In accordance with section 1123(a)(3) of the Bankruptcy Code, sections 3.3 of the Plan properly identifies and describes that Class 5 is impaired under the Plan.

5.In accordance with section 1123(a)(4) of the Bankruptcy Code, Article III of the Plan treats each Claim or Interest against the Debtor, in each respective Class, the same as each other Claim or Interest in such Class.

6.In accordance with section 1123(a)(5) of the Bankruptcy Code, the Plan provides adequate means for its implementation, including, without limitation, (a) the vesting of assets of the Estate in the Reorganized Debtor (other than the Distribution Trust Assets), (b) the appointment and powers of the Distribution Trustee, (c) vesting of the Distribution Trust Assets in the Distribution Trust, (d) the establishment and funding of the Distribution Trust Account, and (e) the distribution of Available Cash.

7.The Charter Documents, included in the Plan Supplement, conform to section 1123(a)(6) of the Bankruptcy Code’s prohibition on the issuance of non-voting equity securities.

8.Pursuant to section 5.2 of the Plan and in accordance with section 1123(a)(7) of the Bankruptcy Code, the members of the board of directors of the Debtor existing immediately before the Effective Date shall be deemed terminated and/or removed and the Plan Sponsor may nominate and elect new members of the board of directors. The members of the board of directors and officers of Reorganized Debtor will be selected in accordance with the Charter Documents, provided that certain directors and officers have been selected and identified as set forth in the Plan Supplement.

9.Section 1123(a)(8) of the Bankruptcy Code is not applicable in this Chapter 11 Case because the Debtor is not an “individual.”

10.Consistent with section 1123(b)(1) of the Bankruptcy Code, Article III of the Plan impairs or leaves unimpaired, as the case may be, each Class of Claims and Interests.

11.Consistent with section 1123(b)(2) of the Bankruptcy Code, Article VII of the Plan provides for the assumption or rejection of all of the executory contracts or unexpired leases of the Debtor that have not already been assumed or rejected in this Chapter 11 Case.

12.Consistent with section 1123(b)(3) of the Bankruptcy Code, (a) section 6.1 of the Plan provides for the pursuit of certain claim objections by the Distribution Trustee and/or the Reorganized Debtor; (b) section 5.6 of the Plan also provides for the retention of Claims by the Reorganized Debtor; and (c) Article X of the Plan provides for the comprehensive settlement of claims and controversies relating to the rights that holders of Claims or Interests may have with respect to any Allowed Claims or Interests or any distributions made pursuant to the Plan on account of such Allowed Claims or Interests.

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13.Section 1123(b)(4) of the Bankruptcy Code is not applicable because the Plan implements a reorganization of the company.

14.Consistent with section 1123(b)(5) of the Bankruptcy Code, Article III of the Plan permissibly modifies the rights of holders of unsecured claims.

15.Consistent with section 1123(b)(6) of the Bankruptcy Code, the Plan includes additional appropriate provisions that are not inconsistent with applicable provisions of the Bankruptcy Code, including, without limitation, (a) Article III, governing distributions on account of Allowed Claims; (b) Article VI, establishing procedures for resolving Disputed Claims; (c) Articles V and X, providing for the preservation of certain causes of action, the comprehensive settlement of claims and controversies and related releases and injunctions against certain actions; and (d) Article XI, providing for the retention of jurisdiction by the Court over certain matters after the Effective Date.

16.Section 1123(c) of the Bankruptcy Code is not applicable in this Chapter 11 Case because the Debtor is not an “individual.”

17.In accordance with section 1123(d) of the Bankruptcy Code, Article VII of the Plan provides for the payment of all Cure Amounts associated with the assumption of an executory contract or unexpired lease pursuant to section 365 of the Bankruptcy Code.

O.Section 1129(a)(2). The Debtor has complied with all applicable provisions of the Bankruptcy Code with respect to the Plan and the solicitation of acceptances or rejections thereof. In particular, the Plan complies with the requirements of sections 1125 and 1126 of the Bankruptcy Code as follows:

1.In compliance with the Confirmation Procedures Order:

•on or before April 4, 2020, the Debtor, through Epiq, caused copies of the Combined Hearing Notice to be transmitted to all of the Debtor’s known creditors and interest holders of record as of March 30, 2020 at 11:59 p.m. (ET).

•on or before April 23, 2020, the Debtor, through Epiq, caused copies of the Notice of (I) Assumption of Contracts and Leases, (II) Fixing of Cure Amounts, and (III) Deadline to Object Thereto to be transmitted to all known counterparties to Executory Contracts and Unexpired Leases.

2.In compliance with the Order (I) Establishing Deadlines for Filing Proofs of Claim, Including Section 503(b)(9) Claims, (II) Approving the Form and Manner of Notice Thereof, and (III) Granting Related Relief [D.I. 46] (“Bar Date Order”), on or before April 6, 2020, the Debtor, through Epiq, caused copies of the of its Schedules D, E/F, and G [D.I. 22] (“Schedules”) and the Bar Date Establishment Notice (as

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defined in the Confirmation Memorandum) to be transmitted to (a) all parties that requested notice in the Chapter 11 Case; (b) all persons or entities that have previously filed proofs of claim; (c) all known or suspected holders of Claims against the Debtor as of the Petition Date, including the parties listed on the Debtor’s Schedules; (d) all parties to Executory Contracts and Unexpired Leases; (e) all parties in litigation with the Debtor; and (f) all applicable Governmental Units.

3.The Debtor caused to have published in the national edition of USA Today on April 14, 2020 a modified version of the Combined Hearing Notice (the “Publication Notice”).

4.The Debtor filed a form 8-K on or about April 9, 2020, with the United States Securities Exchange Commission (the “SEC”) containing copies of the following exhibits:

•the Disclosure Statement;

•the Plan;

•the Combined Hearing Notice; and

•Notice of Establishment of Bar Dates.

5.In addition, in compliance with the Confirmation Procedures Order, copies of the Confirmation Procedures Order, the Plan, and the Disclosure Statement have been available free of charge at https://dm.epiq11.com/case/broadvision/info (the “Case Website”), or from the Debtor’s counsel upon request, and the foregoing was set forth in the Combined Hearing Notice.

6.On April 30, 2020, the Debtor filed the Plan Supplement and, through Epiq, made the Plan Supplement available on the Case Website and served it on all of the Debtor’s known creditors and interest holders of record as of March 30, 2020 at 11:59 p.m. (ET).

7.The Combined Hearing Notice provided due and proper notice of the Combined Hearing and all relevant dates, deadlines, procedures, and other information relating to the Plan, including, without limitation, the deadline to file objections to the Plan, the time, date, and place of the Combined Hearing and the provisions in the Plan concerning certain of the third-party releases provided for in the Plan.

8.Based on the foregoing, all persons entitled to receive notice of the Disclosure Statement, the Plan, and the Combined Hearing have received proper, timely, and adequate notice in accordance with the Confirmation Procedures Order, the applicable provisions of the Bankruptcy Code and the Bankruptcy Rules, and have had an opportunity to appear and be heard with respect thereto. As such, the Debtor is in compliance with section 1128 of the Bankruptcy Code and Bankruptcy Rules 2002(b) and 3017(d)–(f). No other or further notice is required.

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P.Section 1129(a)(3). The Plan has been proposed by the Debtor in good faith and in the belief that the proposed reorganization and establishment of the Distribution Trust will maximize value for the Debtor’s creditors. The Plan accomplishes the goals promoted by section 1129(a)(3) of the Bankruptcy Code by enabling the Debtor to reorganize as a going concern and enabling the Distribution Trustee to make distributions to creditors on a fair and equitable basis, in accordance with the priorities established by the Bankruptcy Code. As set forth in the Confirmation Declaration, the Plan is the direct result of extensive good faith, arm’s length negotiations between the Debtor and the Plan Sponsor and thereby reflects significant benefit to the Debtor’s estate. The Plan has been proposed with the legitimate and honest purpose of implementing a reorganization of the Debtor and maximizing the value of the Estate to achieve the best interests of the Debtor’s creditors. In so finding, the Court has considered the totality of the circumstances in this Chapter 11 Case. The unimpaired plan treatment of all holders of Claims and Equity Interests in Classes 1, 2, 3 and 4 further demonstrates that the Plan was proposed in good faith. Finally, as described in greater detail below, the Plan’s indemnification, exculpation, release, and injunction provisions are warranted, necessary, and appropriate, and are supported by sufficient consent and consideration under the circumstances of the Chapter 11 Case as a whole and are consistent with sections 105, 1123(b)(6), and 1129 of the Bankruptcy Code and applicable law in this Circuit.

Q.Section 1129(a)(4). No payment for services or costs and expenses in connection with this Chapter 11 Case, or in connection with the Plan and incident to the Chapter 11 Case, has been or will be made by the Debtor other than payments that have been authorized by an order of the Court, including without limitation by the confirmation of the Plan by this Confirmation Order. Pursuant to section 2.2 of the Plan, such Professionals’ applications for allowance of final compensation and

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reimbursement of expenses must be filed and served no later than forty-five (45) days after the Effective Date of the Plan.

R.Section 1129(a)(5). The identity and affiliations of the individuals that will serve as directors and officers of the Reorganized Debtor have been disclosed in the Plan Supplement, in satisfaction of section 1129(a)(5)(A)(i) of the Bankruptcy Code. Further, in accordance with section 1129(a)(5)(A)(ii) of the Bankruptcy Code, the appointment of the directors and officers to such offices is consistent with the interests of creditors and with public policy inasmuch as no objection to their appointment was received.

S.Moreover, the identity of the Distribution Trustee was disclosed in the Disclosure Statement, in satisfaction of section 1129(a)(5)(A)(i) of the Bankruptcy Code. Further, in accordance with section 1129(a)(5)(A)(ii) of the Bankruptcy Code, the appointment of the Distribution Trustee is consistent with the interests of creditors and with public policy inasmuch as no objection to the proposed Distribution Trustee was received. Further, in accordance with section 1129(a)(5)(B), the Debtor has disclosed that no insiders will be employed or retained by the Reorganized Debtor.

T.Section 1129(a)(6). The Plan does not provide for any changes in rates that require regulatory approval of any governmental agency. As such, section 1129(a)(6) of the Bankruptcy Code is inapplicable in this Chapter 11 Case.

U.Section 1129(a)(7). Each holder of an impaired Claim or Interest that is deemed not to have accepted the Plan will, on account of such Claim or Interest, receive or retain property under the Plan having a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain if the Debtor was liquidated under chapter 7 of the Bankruptcy Code on

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the Effective Date. See Disclosure Statement at Art. VI.C. The Debtor has demonstrated that the Plan is in the best interests of its creditors.

V.Section 1129(a)(8). Four (4) of the five (5) Classes under the Plan are unimpaired under and deemed to have accepted the Plan. See Plan at Article III. Holders of Interests in Class 5 are deemed to reject. Nevertheless, with respect to Class 5, the Plan is confirmable because it satisfies section 1129(b)(1) of the Bankruptcy Code with respect to such non-accepting Class of Interests.

W.Section 1129(a)(9). The Plan provides treatment for Allowed Administrative Claims and Allowed Priority Tax Claims that is consistent with the requirements of section 1129(a)(9) of the Bankruptcy Code. Unless otherwise agreed to, the holder of each Allowed Administrative Claim and Allowed Priority Tax Claim will receive full payment in Cash on account of such Claim within the prompt timeframe specified in the Plan with respect to such Claims. See Plan at Article II.

X.Section 1129(a)(10). No Class of Claims is impaired under the Plan. As such, section 1129(a)(10) of the Bankruptcy Code is inapplicable in this Chapter 11 Case.

Y.Section 1129(a)(11). As evidenced by the Confirmation Declaration, together with any additional evidence admitted at the Combined Hearing, the Plan is feasible and complies with section 1129(a)(11) of the Bankruptcy Code. Furthermore, the Consideration will be funded on the Effective Date. Accordingly, no distributions to creditors under the Plan are dependent on any metrics related to the Reorganized Debtor. See Plan at § 5.4(e).

Z.Section 1129(a)(12). The Plan provides the Debtor will pay all fees required under 28 U.S.C. § 1930(a) as of the Effective Date. See Plan at § 2.3. Further, the Plan provides for payment of such fees after the Effective Date. See Plan at § 12.15.

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AA.Section 1129(a)(13). The Debtor does not owe retiree benefits (as that term is defined under section 1114 of the Bankruptcy Code). Thus, section 1129(a)(13) of the Bankruptcy Code is inapplicable to the Plan.

BB.Sections 1129(a)(14)-(16). Sections 1129(a)(14)-(16) of the Bankruptcy Code apply to individuals or nonprofit entities and are not applicable to the Chapter 11 Case.

CC.Section 1129(b). The Plan does not “discriminate unfairly” with respect to Class 5, which is the only Class that is impaired under the Plan and has not accepted the Plan (Class 5 is deemed to reject). In addition, the Plan is “fair and equitable” under section 1129(b) of the Bankruptcy Code with respect to Class 5 because no holder of an interest that is junior to the Interests in Class 5 is receiving or retaining any property under the Plan on account of such interest.

DD.Section 1129(c). The Plan is the only plan of reorganization that has been filed in the Chapter 11 Case and it is the only plan that has been found to satisfy the requirements of subsections (a) and (b) of section 1129 of the Bankruptcy Code. Accordingly, the requirements of section 1129(c) of the Bankruptcy Code have been satisfied.

EE.Section 1129(d). No party in interest, including but not limited to any governmental unit, has requested that the Court deny confirmation of the Plan on grounds that the principal purpose of the Plan is “the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act of 1933,” and the principal purpose of the Plan is not such avoidance. Accordingly, the Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code.

FF.Section 1129(e). Because the Debtor is not a “small business debtor” under section 101(51D) of the Bankruptcy Code, section 1129(e) of the Bankruptcy Code is not applicable to the Chapter 11 Case.

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Means for Implementation of the Plan

GG.Implementation. The various means for implementation of the Plan, as set forth in Article V and other provisions of the Plan (collectively, the “Implementation Activities”), have been designed and proposed in good faith. The Implementation Activities are adequate and will promote the maximization of the value of the ultimate recoveries under the Plan in a fair and equitable manner in accordance with the priorities established by the Bankruptcy Code. The Implementation Activities are not intended to hinder, delay, or defraud any entity to which the Debtor is indebted on the Effective Date. Pursuant to section 9.2 of the Plan, all remaining assets in the Estate – other than Distribution Trust Assets – will vest in the Reorganized Debtor as of the Effective Date. Pursuant to section 5.4(g) of the Plan, all property of the Debtor constituting the Distribution Trust Assets shall be conveyed and transferred by the Debtor to the Distribution Trust and administered by the Distribution Trustee.

HH.Securities Exempt from Registration. The undertakings and obligations of the Debtor pursuant to the Plan, including its undertakings and/or obligations to make distributions of securities including (i) the issuance of the New Equity to ESW on account of the ESW Equity Interest Treatment, and (ii) the issuance of Beneficial Interests in the Distribution Trust, shall in each case be exempt, pursuant to section 1145 of the Bankruptcy Code, from Section 5 of the Securities Act of 1933 and from any and all federal, state, or local laws requiring the registration of the offer, sale or other distribution of such securities by the Debtor. On the Effective Date, none of the New Equity will be listed on a national securities exchange.

II.Executory Contracts and Unexpired Leases. Pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code, upon the occurrence of the Effective Date, Article VII of the Plan provides for the assumption of all executory contracts and unexpired leases of the Debtor, subject to the terms of the Plan, including those certain agreements identified on the Schedule of Assumed Contracts

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and Unexpired Leases [D.I. 125] (as supplemented, and as may be amended, the “Schedule of Assumed Contracts and Unexpired Leases”), other than those executory contracts and unexpired leases of the Debtor identified on the Schedule of Rejected Contracts and Unexpired Leases [D.I. 125], which restated “Exhibit B” to the Plan (as supplemented, and as may be amended, the “Schedule of Rejected Contracts and Unexpired Leases”), which shall be rejected. The determinations regarding the assumption or the rejection of executory contracts and unexpired leases are based on the Plan Sponsor’s anticipated business plan and will aid in the implementation of the Plan, and are in the best interests of the Debtor, its Estate, and the holders of Claims and Interests and other parties in interest in the Chapter 11 Case. The Debtor has filed and adequately served (i) the Schedule of Assumed Contracts and Unexpired Leases identifying the executory contracts and unexpired leases to be assumed pursuant to section 8.1 of the Plan and (ii) the Schedule of Rejected Contracts and Unexpired Leases to be rejected pursuant to section 7.2 of the Plan.

JJ.No other party objected to the assumption or rejection of any executory contracts or unexpired leases pursuant the Plan.

KK.Injunctions, Releases, and Discharge. The Court has jurisdiction under sections 1334(a) and (b) of title 28 of the United States Code and sections 105, 524, and 1141 of the Bankruptcy Code to approve the provisions with respect to the releases, exculpation, and discharge/injunction set forth in Article X of the Plan. The releases set forth in Article X of the Plan represent a valid exercise of the Debtor’s business judgment and accordingly are appropriate under section 1123(b)(3)(A) of the Bankruptcy Code. The releases set forth in section 10.5 of the Plan are binding on all holders of Claims and Interests, provided that that the foregoing releases are granted only by Creditors and Interest Holders who are unimpaired and did not indicate an election to opt-

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out of granting such release by making such election electronically on the Claims Agent’s website at https://dm.epiq11.com/broadvision; provided, further, that the release provided in this Section 10.5 shall not extend to any claims by any Governmental Unit with respect to criminal liability under applicable law, willful misconduct or bad faith under applicable law, or ultra vires acts under applicable law. The exculpation provisions set forth in sections 10.3 of the Plan are appropriately tailored to protect the exculpated parties from inappropriate litigation and does not relieve any party of liability for gross negligence or willful misconduct. The released parties pursuant to section 10.4 have contributed substantial value to the Debtor and the formulation of the Plan. Such released parties’ efforts in negotiating and ultimately formulating the Plan enabled the Debtor to file the Plan. The discharge and injunction set forth in sections 10.1 and 10.2 of the Plan comply with section 524(e) of the Bankruptcy Code and are important to the overall objectives of the Plan to finally resolve all claims against the Debtor in the Chapter 11 Case. Based upon the record of the Chapter 11 Case and the evidence admitted at or prior to the Combined Hearing, this Court finds that the releases, discharges, injunctions, and exculpations set forth in Article X of the Plan are consistent with the Bankruptcy Code and applicable law.

LL.Reinstatement of Intercompany Claims. The intercompany Claims filed by the Debtor’s non-Debtor subsidiaries, identified on the Debtor’s Claims Register by Claim No. 10010 (BroadVision Professional Services SA), Claim No. 10012 (Interleaf GmbH), Claim No. 10013 (BroadVision France S.A.), Claim No. 10014 (BroadVision (UK) Ltd.), Claim No. 10015 (BroadVision Japan K.K.), Claim No. 10017 (BroadVision Deutschland GmbH), Claim No. 10018 (BroadVision Italia Srl), Claim No. 10020 (BroadVision Iberica SA), Claim No. 10021 (Vmoso, Inc.), Claim No. 10022 (BroadVision On Demand Co. Ltd.), Claim No. 10023 (BroadVision (Barbados) Limited), Claim No. 10024 (BroadVision (Delaware) LLC), Claim No. 10025

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(Interleaf UK Limited), and Claim No. 10026 (BroadVision Systems India Pvt Ltd.) (collectively, the “Intercompany Claims”), which may be otherwise deemed as Allowed Claim under Class 3 – General Unsecured Claims of the Plan, shall not be entitled to receive a distribution of Available Cash under the Plan, but rather shall be reinstated as of the Effective Date.

MM. Other Findings. To permit the Distribution Trustee to commence his duties as quickly as practicable, to promote prompt distributions under the Plan and Distribution Trust Agreement for the benefit of creditors and because a significant number of Implementation Activities are capable of being undertaken in short order, good cause exists to support the waiver of the stay imposed by Bankruptcy Rule 3020(e).

IT IS HEREBY ORDERED, ADJUDGED AND DECREED, AS FOLLOWS:

1.Confirmation. All requirements for confirmation of the Plan have been satisfied. The Plan is CONFIRMED in its entirety pursuant to section 1129 of the Bankruptcy Code. The terms of the Plan, exhibits to the Plan, the Plan Supplement, and any other documents filed in connection with the Plan and/or executed or to be executed in connection with the transactions contemplated by the Plan, and all amendments and modifications thereof, are expressly incorporated into, and form an integral part of, this Confirmation Order. A copy of the Plan in the form confirmed is attached hereto as Exhibit A.

2.Objections. All Objections that have not been withdrawn or resolved prior to the entry of this Confirmation Order, including any with respect to the Plan, are overruled in all respects for the reasons set forth in the record of the Combined Hearing, which record is incorporated herein, and all withdrawn objections, if any, are deemed withdrawn with prejudice.

3.Omission of Reference to Particular Plan Provisions. The failure to specifically describe or include any particular provision of the Plan in this Confirmation Order shall not

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diminish or impair the effectiveness of such provision, it being the intent of this Court that the Plan be approved and confirmed in its entirety.

4.Implementation. The Debtor, the Plan Sponsor, the Reorganized Debtor, and the Distribution Trustee, are authorized and directed to take all actions necessary, appropriate, or desirable to enter into, implement, and consummate the contracts, instruments, releases, agreements, or other documents created or executed in connection with the Plan Documents. Without further order or authorization of this Court, the Debtor, the Plan Sponsor, the Reorganized Debtor, the Distribution Trustee, and their successors are authorized and empowered to make all modifications to all Plan Documents that are consistent with the Plan. Execution versions of the Plan Documents, where applicable, shall constitute legal, valid, binding, and authorized obligations of the respective parties thereto, enforceable in accordance with their terms.

5.Effective Date. The Effective Date of the Plan shall occur on the date determined by the Debtor, after reasonable consultation with the Plan Sponsor, when the conditions set forth in section 12.2 of the Plan have been satisfied or, if applicable, waived in accordance with the Plan.

6.Modifications or Alterations to Plan. To the extent the Plan has been modified, supplemented, or altered subsequent to solicitation, such modifications, supplements, and alterations constitute clarifications or technical changes, and do not materially adversely affect or change the treatment of any Claims or Interests. Accordingly, pursuant to Bankruptcy Rule 3019, such modifications or alterations, if any, do not require additional disclosure under section 1125 of the Bankruptcy Code or solicitation of votes under section 1126 of the Bankruptcy Code.

7.Binding Effect of Plan. Subject to the occurrence of the Effective Date, the provisions of the Plan and this Confirmation Order shall be binding upon: (a) the Reorganized Debtor; (b) the Distribution Trust and the Distribution Trustee; (c) all Professionals and Ordinary

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Course Professionals; (d) any and all non-Debtor parties to judicial or administrative proceedings in which the Debtor is a party; (e) any and all holders of Claims or Interests (irrespective of (i) whether such Claims or Interests are impaired under the Plan, (ii) whether the holders of such Claims or Interests accepted, rejected, or are deemed to have accepted or rejected the Plan, or (iii) whether such Claims or Interests have been asserted in a filed proof of claim, proof of interest, request for administrative expense payment or other pleading or filing); (f) any and all non-Debtor parties to executory contracts or unexpired leases with the Debtor or the Debtor; (g) any party that had received or may be deemed to have received notice of the Plan and the Combined Hearing; and (h) the respective heirs, executors, administrators, trustees, affiliates, officers, directors, agents, representatives, attorneys, beneficiaries, guardians, successors or assigns, if any, of any of the foregoing. All settlements, compromises, discharges, releases, waivers, exculpations, and injunctions set forth in the Plan shall be, and hereby are, effective and binding on all Persons who may have had standing to assert any settled, released, discharged, exculpated, or enjoined causes of action, and no other Person or entity shall possess such standing to assert such causes of action after the Effective Date.

8.Distributions. On and after the Effective Date, the Distributions on account of Allowed Claims and Interests, the resolution and treatment of Disputed Claims and Interests pursuant to Article VI of the Plan are authorized to occur and, without limitation on the other provisions of the Plan and this Confirmation Order concerning the powers, duties, and authority of the Distribution Trustee, the Distribution Trustee shall be authorized to effectuate such Distributions, resolution, and treatment.

9.Executory Contracts and Unexpired Leases. The executory contract and unexpired lease provisions of Article VII of the Plan, including without limitation the deemed rejection of

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executory contracts and unexpired leases pursuant to section 7.2 of the Plan, are specifically approved in all respects, are incorporated herein in their entirety, and are so ordered.

10.This Confirmation Order shall constitute an order of the Court, pursuant to section 365 of the Bankruptcy Code, as of and conditioned on the occurrence of the Effective Date, approving (a) the assumption of all executory contracts and unexpired leases of the Debtor, subject to the terms of the Plan, including those certain agreements identified on the Schedule of Assumed Contracts and Unexpired Leases, other than (b) those executory contracts and unexpired leases of the Debtor identified on the Schedule of Rejected Contracts and Unexpired Leases, which shall be rejected. Specifically, the Debtor shall reject all Executory Contracts to which Oracle America, Inc. (“Oracle”) or an affiliate of Oracle is a counterparty, as provided in “Exhibit 1” to the Notice of Second Amendment to Rejection Schedule and Cure Schedule and with respect to the Oracle Partner Network agreements, those will be terminated, and Oracle may curtail services, on the date rejection is effective.

11.For the avoidance of doubt, the Debtor, subject to the agreement of the Plan Sponsor, shall have the right to assume all executory contracts entered into by the Debtor postpetition prior to the Effective Date.

12.The rejection of any executory contract or unexpired lease, or any part thereof, pursuant to the Plan or otherwise shall not constitute a termination of pre-existing obligations owed to the Debtor under such executory contract or unexpired lease by any counterparty thereto. Notwithstanding any applicable nonbankruptcy law to the contrary, the Debtor or the Distribution Trustee, as applicable, expressly reserves and does not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties, indemnifications, and/or contributions under or in connection with such executory contract or unexpired lease. The terms

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of any confidentiality agreement or covenant not to compete contained therein shall survive and remain in full force and effect for the term thereof. Any such rights shall vest in the Reorganized Debtor as of the Effective Date.

13.Bar Date for Rejection Claims. Claims arising out of the rejection of an executory contract or unexpired lease pursuant to section 7.2 of the Plan must be filed with the Court on or before thirty (30) days after the Effective Date (the “Rejection Damages Bar Date”). Unless otherwise ordered by the Court, any such Claims not timely filed shall be forever barred.

14.Vesting of Assets. Unless a cause of action against any entity is expressly waived, relinquished, released, or compromised in the Plan, all causes of action (including, without limitation, all Avoidance Actions, all Estate Actions, and all causes of action in all other litigation presently pending in other forums) are hereby preserved for the benefit of the Debtor and the Reorganized Debtor for adjudication, as applicable, by the Reorganized Debtor in accordance with the Plan.

15.Such preserved claims and causes of action include, without limitation, causes of set forth in the Plan Supplement and any causes of action not specifically identified or described in the Disclosure Statement or Plan Supplement, of which the Debtor may presently be unaware or that may arise or exist by reason of additional facts or circumstances unknown to the Debtor at the time of entry of this Confirmation Order or facts or circumstances that may change or be different from those that the Debtor now believe to exist. No preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable, or otherwise) or laches shall apply to such causes of action upon or after the entry of this Confirmation Order or the Effective Date based on the

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Disclosure Statement, the Plan, the Plan Supplement, or this Confirmation Order, except where such causes of action have been released in the Plan.

16.Exemption from Transfer Taxes. The issuance, transfer, or exchange of a security, or the making or delivery of an instrument of transfer the Plan or this Confirmation Order, may not be taxed under any law imposing a stamp tax or similar tax.

17.Notice of entry of this Confirmation Order (a) shall have the effect of an order of the Court, (b) shall constitute sufficient notice of the entry of this Confirmation Order to such filing and recording officers, and (c) shall be a recordable instrument notwithstanding any contrary provision of applicable nonbankruptcy law. This Court retains jurisdiction to enforce the foregoing direction by contempt proceedings or otherwise.

18.Transfers by Debtor. All transfers of property of the Debtor’s estate shall be free and clear of all Liens, charges, Claims, encumbrances, and other interests, except as expressly provided in the Plan or this Confirmation Order.

19.Securities Exempt from Registration. To the maximum extent provided by section 1145 of the Bankruptcy Code and/or applicable non-bankruptcy law, (i) the issuance under the Plan of (i) the New Equity to ESW on account of the ESW Equity Interest Treatment, and (ii) the issuance of Beneficial Interests in the Distribution Trust, shall in each case be exempt from registration under the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder and any state or local law requiring registration prior to the offering, issuance, distribution, or sale of securities. The issuance of (x) the New Equity to ESW is or was in exchange for Interests in, and (y) the Beneficial Interests is or was in exchange for Claims against the Debtor within the meaning of section 1145(a)(1) of the Bankruptcy Code. Pursuant to section 1145(c) of the Bankruptcy Code, the resale of any equity and any other securities issuable

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pursuant to the Plan shall be exempt from registration under the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder and any state or local law requiring registration prior to the offering, issuance, distribution, or sale of securities, except for any restrictions set forth in section 1145(b) of the Bankruptcy Code and any restriction contained in the Plan Documents. The Reorganized Debtor may take all necessary actions, if applicable, after the Effective Date to suspend any requirement to (i) be a reporting company under the Securities Exchange Act, and (ii) file reports with the Securities and Exchange Commission or any other entity or party. On or promptly after the Effective Date, the Debtor or the Reorganized Debtor may file with The Nasdaq Stock Market LLC a Form 25 for the purpose of terminating the listing of the Debtor Common Stock on Nasdaq and with the Securities and Exchange Commission a Form 15 for the purpose of terminating the registration of the Debtor Common Stock under the Securities Exchange Act and take any other or similar action in connection therewith.

20.Cash-on-Hand. Section 1.19 of the Plan is hereby amended such that the term “Cash-on-Hand” means “all Cash as reflected on the Debtor’s balance sheet rolled up from the Debtor and its subsidiaries on a worldwide basis as of the Effective Date, including, without limitation, the proceeds of any liquidation of all or any portion of the IP Addresses prior to the Effective Date; provided that rather than roll-up Cash from worldwide subsidiaries, the Plan Sponsor in its sole discretion may elect to increase the Cash Consideration by such amount, less $50,000, subject to a true-up within 3 business days if actual Cash-on-Hand at Closing differs by $10,000 or more from the amount reflected in the Debtor’s books and records as of May 15, 2020. For the avoidance of doubt, Cash-on-Hand shall not include accounts receivable.”

21.Record Date. Section 1.98 of the Plan is hereby amended such that the “Record Date” shall be the date on which the Debtor Common Stock ceases to trade.

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22.Extinguishment of Claims and Interests. Except as provided in the Plan, the rights afforded in and the payments and distributions to be made under the Plan shall terminate all Interests and discharge all existing debts and Claims of any kind, nature or description whatsoever against or in the Debtor or any of their assets or properties to the fullest extent permitted by section 1141 of the Bankruptcy Code. Except as provided in the Plan, upon the Effective Date, all existing Claims against and Interests in the Debtor shall be, and shall be deemed to be, discharged and terminated, and all holders of such Claims and Interests shall be precluded and enjoined from asserting against the Reorganized Debtor, the Estate, the Distribution Trust or their respective successors or assignees, or any of their respective assets or properties any other or further Claim or Interest based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder has filed a proof of claim or proof of interest and whether or not the facts or legal bases therefor were known or existed prior to the Effective Date.

23.Discharge. To the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code, upon the Effective Date, the Debtor and its estate will be deemed discharged and released under and to the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code from any and all Claims, causes of action and Interests of any kind or nature whatsoever, whether known or unknown, including any interest accrued on such Claims from and after the Petition Date, liabilities of, Liens on, obligations of, rights against, and Interests in the Debtor or any of its assets or properties, and regardless of whether any property will have been distributed or retained pursuant to the Plan on account of such Claims or Interests, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in section 502(g), 502(h), or

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502(i) of the Bankruptcy Code. The discharge contained in section 10.1 of the Plan is approved and authorized in all respects.

24.Injunction. The discharge and releases set forth in section 10.1 of the Plan shall also operate as an injunction permanently prohibiting and enjoining the commencement or continuation of any action or the employment of process with respect to, or any act to collect, recover from, or offset (except for offsets exercised prior to the Petition Date) any Claim or Interest or cause of action, whether known or unknown that is discharged and released in section 10.1 of the Plan. All Persons shall be precluded and forever barred from asserting against the Debtor, its estate or the Reorganized Debtor, their successors or assigns, or their assets, properties, or interests in property any other or further Claims or Interests, or causes of action, or any other right to legal or equitable relief regardless of whether such right can be reduced to a right to payment, based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not the facts of or legal bases therefor were known or existed prior to the Effective Date.

25.As of the Effective Date there shall be an injunction permanently prohibiting and enjoining the commencement or continuation of any action or the employment of process with respect to, or any act to collect, recover from, or offset (except for offsets exercised prior to the Petition Date) any Claim or Interest or cause of action, whether known or unknown against the Debtor, the Reorganized Debtor, and the Released Parties that are released under sections 10.4 and 10.5 of the Plan. Except as otherwise expressly provided in the Plan, all Persons shall be precluded and forever barred from asserting against the Debtor, the Reorganized Debtor, and the Released Parties, their successors or assigns, or their assets, properties, or interests in property any Claims or Interests, or causes of action, or right to legal or equitable relief released under sections 10.4

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and 10.5 of the Plan, regardless of whether such right can be reduced to a right to payment, based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not the facts of or legal bases therefor were known or existed prior to the Effective Date. The injunctions contained in section 10.2 of the Plan are approved and authorized in all respects.

26.Terms of Existing Injunctions or Stays. All injunctions or stays arising under or entered during the Chapter 11 Case under section 105 or 362 of the Bankruptcy Code, or otherwise, that are in existence on the Confirmation Date shall remain in full force and effect until the Effective Date, provided,  however, that no such injunction or stay shall preclude enforcement of parties’ rights under the Plan and the related documents.

27.Exculpation. Each Exculpated Party will neither have nor incur any liability to any entity for any claims or causes of action arising before, on or after the Petition Date and prior to or on the Effective Date for any act taken or omitted to be taken in connection with, or related to formulating, negotiating, preparing, disseminating, implementing, administering, confirming or effecting the consummation of the Plan, the Disclosure Statement, or any other contract, instrument, release or other agreement or document created or entered into in connection with the Plan or any other postpetition act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Debtor, the approval of the Disclosure Statement or Confirmation or consummation of the Plan; provided, however, that the foregoing provisions will have no effect on the liability of any entity that results from any such act or omission that is determined in a Final Order of the Bankruptcy Court or other court of competent jurisdiction to have constituted gross negligence or willful misconduct; provided, further, that the Debtor will be entitled to rely upon the advice of counsel concerning their duties pursuant to, or in connection

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with, the above referenced documents, actions or inactions. The exculpations contained in section 10.3 of the Plan are approved and authorized in all respects.

28.Releases. Effective as of the Effective Date, for good and valuable consideration provided by each of the Released Parties, the adequacy of which is hereby acknowledged and confirmed, the Debtor and the Estate will be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever provided a full discharge, waiver and release to the Released Parties and their respective related parties (and each such Released Party and their respective related parties so released shall be deemed forever released and waived by the Debtor) and their respective properties from any and all released claims that the Debtor and the Estate and their respective related parties would have been legally entitled to assert in their own right, on behalf of one another, or on behalf of another party against the Released Parties or their respective related parties; provided,  however, that the foregoing provisions of this release shall not operate to waive or release (i) the rights of the Debtor or the Reorganized Debtor to enforce the Plan and the contracts, instruments, releases and other agreements or documents delivered under or in connection with the Plan or assumed pursuant to the Plan or assumed pursuant to final order of the Bankruptcy Court; and/or (ii) any claims or defenses against third parties. The releases contained in section 10.4 of the Plan are approved and authorized in all respects.

29.This Confirmation Order permanently enjoins the commencement or prosecution by any person or entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, or liabilities released pursuant to the release contained in section 10.5 of the Plan.

30.To the extent allowed by applicable law, on, and as of, the Effective Date and for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the

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Debtor, the Reorganized Debtor and the Released Parties shall be forever released from any and all claims, obligations, actions, suits, rights, debts, accounts, causes of action, remedies, avoidance actions, agreements, promises, damages, judgments, demands, defenses, or claims in respect of equitable subordination, and liabilities throughout the world under any law or court ruling through the Effective Date (including all claims based on or arising out of facts or circumstances that existed as of or prior to the Effective Date, including claims based on negligence or strict liability, and further including any derivative claims asserted on behalf of the Debtor, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity or otherwise, that the Debtor, its Estate, or the Reorganized Debtor would have been legally entitled by applicable law to assert in its own right, whether individually or collectively); provided however that with respect to the Released Parties, the foregoing releases are granted only by Creditors and Interest Holders who are unimpaired and did not indicate an election to opt-out of granting such release by making such election electronically on the Claims Agent’s website at

https://dm.epiq11.com/broadvision; provided further, however, that with respect to the Released Parties, the release provided in section 10.5 in the Plan, shall not extend to any claims by any Governmental Unit with respect to criminal liability under applicable law, willful misconduct or bad faith under applicable law, or ultra vires acts under applicable law. The releases contained in section 10.5 of the Plan are approved and authorized in all respects.

31.Intercompany Claims. The Intercompany Claims shall be deemed as Allowed
Claims under the Plan, but shall not receive any Available Cash and shall instead be reinstated as of the Effective Date.

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32.Limitation of Liability. The Debtor, the Reorganized Debtor, and the Released Parties shall have all of the benefits and protections afforded under section 1125(e) of the Bankruptcy Code and applicable law.

33.No Successor Liability. Pursuant to section 1141 of the Bankruptcy Code and Article IX of the Plan, except as expressly set forth in the Plan, all property of the Debtor’s Estate shall vest in the Reorganized Debtor or the Distribution Trust, free and clear of all claims and interests of creditors and equity holders of the Debtor. Moreover, pursuant to section 1141(d) of the Bankruptcy Code, the effect of confirmation of the Plan shall be to discharge the Debtor from any debt that arose before the Effective Date, and any debt of a kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code.

34.The issuance of New Equity or transfer of assets through the Plan shall not result in the Reorganized Debtor (a) having any liability or responsibility for any Claim against or Interest in the Debtor, the Debtor’s estate, or Insider of the Debtor, or (b) having any liability or responsibility to the Debtor, except as expressly set forth in the Plan. Without limiting the effect or scope of the foregoing, and to the fullest extent permitted by applicable laws, the issuance of the New Equity or transfer of assets contemplated in the Plan shall not subject the Reorganized Debtor, ESW or their respective properties or assets or respective affiliates, successors, or assigns to any liability for Claims against the Debtor’s interests in such assets by reason of such issuance of New Equity or transfer of assets under any applicable laws, including, without limitation, any successor liability.

35.General Administrative Claim Bar Date Provisions. Unless previously filed or as otherwise governed by a bar date order or in another order of the Court or pursuant to the Plan with respect to Ordinary Course Liabilities, requests for payment of Administrative Claims must

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be filed with the Court and served on the parties identified in section 12.14 of the Plan by the Administrative Claim Bar Date, which shall be the first Business Day that is thirty (30) days after the Combined Hearing (i.e., June 15, 2020). Holders of Administrative Claims that are required to file and serve a request for payment of such Administrative Claims and that do not file and serve such a request by the Administrative Claim Bar Date shall be forever barred from asserting such Administrative Claims against the Debtor, the Estate, the Distribution Trust, or their respective property. Objections to any requests for payment of Administrative Claims must be asserted by the Claim Objection Deadline.

36.Professional Compensation. Each Professional shall file an application for allowance of final compensation and reimbursement of expenses in the Chapter 11 Case, for the period through the Effective Date, no later than forty-five (45) days after the Effective Date. Objections to applications of professionals for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtor, the U.S. Trustee, and the professionals to whose application the objections are addressed no later than sixty days (60) days after the Effective Date, or the Bankruptcy Court may enter an order authorizing the fees without a hearing. Any professional fees and reimbursements or expenses incurred by the Reorganized Debtor subsequent to the Effective Date may be paid without application to the Bankruptcy Court.

37. 28 U.S.C. § 1930 Fees. All fees due and payable pursuant to section 1930 of title 28 of the U.S. Code (“Quarterly Fees”) prior to the Effective Date shall be paid by the Debtor on the Effective Date. After the Effective Date, the Distribution Trust shall be liable for any and all Quarterly Fees when they are due and payable after the Effective Date. The Debtor shall file all Quarterly Reports due prior to the Effective Date when they become due, in a form reasonably acceptable to the U.S. Trustee. After the Effective Date, in accordance with the Distribution Trust

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Agreement, Quarterly Reports shall be filed in a form reasonably acceptable to the U.S. Trustee. The Debtor and the Distribution Trust shall remain jointly and severally obligated to pay Quarterly Fees to the Office of the U.S. Trustee until the earliest of the Debtor’s Chapter 11 Case being closed, dismissed or converted to a case under chapter 7 of the Bankruptcy Code.

38.Approval of Distribution Trust. The establishment of the Distribution Trust in accordance with the terms of the Plan and the Distribution Trust Agreement (substantially in the form attach as “Exhibit F” to the First Amended Plan Supplement), is hereby authorized and approved in accordance with their respective terms. Notwithstanding any other provision of this Confirmation Order, the Plan, the Plan Supplement or the Distribution Trust Agreement (as each may have been or may be amended) to the contrary, effective immediately upon entry of this Order (and prior to the Effective Date): (i) the Distribution Trust is deemed created and is authorized to open bank accounts in the name of the Distribution Trust using the Distribution Trustee’s tax identification number and receive estate funds; (ii) the Debtor is authorized to transfer to the Distribution Trust all Cash-on-Hand; and (iii) all banks and other financial institutions are entitled to conclusively rely on this Order for purposes of allowing the Distribution Trust to open bank accounts and receive estate funds. The Plan Sponsor shall remit the Consideration directly to the Distribution Trust on the Effective Date.

39.Appointment of Distribution Trustee. David Carickhoff is hereby appointed to serve as the Distribution Trustee on the terms set forth in this Confirmation Order, the Plan, and the Distribution Trust Agreement.

40.Authorization, Duties, and Powers of Distribution Trustee. The Distribution Trustee is hereby authorized to take any and all actions necessary or appropriate in furtherance of, and to implement, effectuate and consummate the Plan, this Confirmation Order, and the

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Implementation Activities contemplated thereby and hereby, including, without limitation, all of the Implementation Activities, procedures and undertakings specified in Articles V, VI and XII of the Plan and, further without limitation of the foregoing, all of the specified rights, duties, powers, options, and elections of the Distribution Trustee set forth in the Distribution Trust Agreement.

41.Distribution Trustee Bond. The Distribution Trustee shall not be required to post a bond or other security in connection with its obligations under this Distribution Trust Agreement.

42.Compensation of Distribution Trustee. The compensation of the Distribution Trustee and the work of his counsel in support of the Distribution Trustee, as well as reimbursement of the Distribution Trustee’s actual, reasonable, and necessary expenses incurred in connection with the performance of the Distribution Trustee’s duties, pursuant to the terms set forth in the Distribution Trust Agreement, shall be paid from the Distribution Trust Operating Reserve without further order of the Court, subject to the terms and conditions of the Distribution Trust Agreement. The compensation of the initial Distribution Trustee shall be calculated as set forth in the Distribution Trust Agreement. Any final report shall provide sufficient detail to reflect the compensation earned by the Distribution Trustee.

43.Directive in Furtherance of Plan. Each federal, state, commonwealth, local, foreign, or other governmental agency is hereby authorized and directed to accept any and all documents and instruments necessary or appropriate to effectuate, implement, or consummate the transactions contemplated by the Plan and this Confirmation Order.

44.Binding Effect of Prior Orders and Agreements. To the maximum extent permitted pursuant to section 1141 of the Bankruptcy Code, effective as of the Confirmation Date, but subject to the occurrence of the Effective Date and subject to the terms of the Plan and this Confirmation Order, all prior orders entered in the Chapter 11 Case, all documents and agreements

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executed by the Debtor, and all motions or requests for relief by the Debtor shall be binding upon and shall inure to the benefit of the Reorganized Debtor and the Distribution Trustee.

45.Final Order. The fourteen (14) day stay of this Confirmation Order imposed by Bankruptcy Rule 3020(e) is hereby waived in accordance with Bankruptcy Rule 3020(e). This Confirmation Order is a final order, and the period in which an appeal must be filed shall commence immediately upon the entry hereof.

46.Effect of Reversal. If any or all of the provisions of this Confirmation Order are hereafter reversed, modified, or vacated by subsequent order of this Court or any other court, such reversal, modification or vacatur shall not affect the validity of the acts or obligations incurred or undertaken under or in connection with the Plan prior to the Reorganized Debtor’s or the Distribution Trustee’s receipt of written notice of such order. Notwithstanding any such reversal, modification or vacatur of this Confirmation Order, any such act or obligation incurred or undertaken pursuant to, and in reliance on, this Confirmation Order prior to the effective date of such reversal, modification or vacatur shall be governed in all respects by the provisions of this Confirmation Order and the Plan and all related documents or any amendments or modifications thereto.

47.Notice of Confirmation and Effective Date. Promptly following the occurrence of the Effective Date, pursuant to Bankruptcy Rules 2002(f)(7) and 3020(c)(2), the Distribution Trustee is directed to serve a notice of the entry of this Confirmation Order, the establishment hereunder of bar dates for certain Claims (including the Administrative Bar Date and the Rejection Damages Bar Date) and the occurrence of the Effective Date, substantially in the form of Exhibit B attached hereto and incorporated herein by reference (the “Confirmation and Effective  Date Notice”), on all parties that received the Combined Hearing Notice. The Distribution Trustee

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is also directed to make copies of the Confirmation and Effective Date Notice available on the Case Website.

48.Insurance. Nothing in the Disclosure Statement, the Plan, or the Confirmation Order (i) alters the rights and obligations of the Debtor , and the Debtor’s insurers (and third party claims administrators) under applicable insurance policies (and the agreements related thereto), (ii) modifies the coverage provided thereunder or the terms and conditions thereof (iii) diminishes or impairs the enforceability of any insurance policies, or any claims thereunder, covering former officers and/or directors of the Debtor. Any such rights and obligations shall be determined under the applicable insurance policies, any related agreement of the parties and applicable law.

49.Plan and Confirmation Order Govern. Without intending to modify any prior order of this Court (or any agreement, instrument, or document addressed by any prior order), in the event of an inconsistency between the Plan, on the one hand, and any other agreement, instrument, or document intended to implement the provisions of the Plan, on the other, the provisions of the Plan shall govern (unless otherwise expressly provided for in such agreement, instrument, or document); provided, further, that, for the avoidance of doubt, in the event of any inconsistency between the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order shall govern.

50.Jurisdiction. The assets and affairs of the Debtor shall remain subject to the jurisdiction of this Court until the Effective Date. Notwithstanding the entry of this Confirmation Order, from and after the Effective Date, the Court shall retain such jurisdiction over the Chapter 11 Case to the fullest extent that is legally permissible.

Dated: May 15th, 2020 Wilmington, Delaware	CHRISTOPHER S. SONTCHI UNITED STATES BANKRUPTCY JUDGE

35

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Exhibit A

Plan of Reorganization

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IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re: BROADVISION, INC.,	Debtor[1]	Chapter 11 Case No. 20-10701 (CSS)

AMENDED PREPACKAGED PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE FOR BROADVISION, INC.

R. Craig Martin (DE 5032)

DLA PIPER LLP (US)

1201 North Market Street, Suite 2100

Wilmington, Delaware 19801

Telephone: (302) 468-5700

Counsel to the Debtor and Debtor in Possession

Dated: April 3, 2020

____________________________________

1The last four digits of the Debtor’s tax identification number are 4303. The Debtor’s mailing address is 460 Seaport Ct., Suite 102, Redwood City, California 94063.

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TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS, RULES OF INTERPRETATION, AND CONSTRUCTION
OF TERMS		1

ARTICLE II ADMINISTRATIVE CLAIMS, U.S. TRUSTEE FEES AND PRIORITY
TAX CLAIMS		15

2.1	Administrative Claims	15
2.2	Professional Compensation Claims	16
2.3	U.S. Trustee Fees	16
2.4	Allowed Priority Tax Claims	17
2.5	Ordinary Course Liabilities	17

ARTICLE III CLASSIFICATION AND TREATMENT OF CLAIMS AND
INTERESTS		17

3.1	Summary	17
3.2	Identification of Classes	18

ARTICLE IV IDENTIFICATION OF IMPAIRED CLASSES OF CLAIMS AND
INTEREST; ACCEPTANCE OR REJECTION OF THE PLAN		20

4.1	Impaired Classes/Entitled to Vote	20
4.2	Unimpaired Classes/Deemed to Accept	20
4.3	Impaired Classes/Deemed to Reject	20
4.4	Elimination of Classes for Voting Purposes	20
4.5	Voting Classes; Deemed Acceptance by Non-Voting Classes	20
4.6	Intercompany Interests	20
4.7	Controversy Concerning Classification, Impairment or Voting Rights	20

ARTICLE V MEANS FOR IMPLEMENTATION OF THE PLAN		21

5.1	Continued Corporate Existence	21
5.2	Management and Board of Directors and Discharge of Debtor	21
5.3	Arrangements with the Distribution Trustee	21
5.4	The Closing	21
5.5	Tax Treatment of the Distribution Trust	23
5.6	Preservation of Rights of Action	24

ARTICLE VI PROVISIONS GOVERNING RESOLUTION OF CLAIMS AND
INTERESTS AND DISTRIBUTIONS OF PROPERTY UNDER THE PLAN		24

6.1	Right to Object to Claims	24
6.2	Deadline for Objecting to Claims	25
6.3	Deadline for Responding to Claim Objections	25
6.4	Right to Request Estimation of Claims	26
6.5	Distribution Procedures Regarding Allowed Claims	26
6.6	Distribution Procedures Regarding Allowed Interests	27

i

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ARTICLE VII EXECUTORY CONTRACTS AND UNEXPIRED LEASES		28

7.1	Assumption of Executory Contracts and Unexpired Leases	28
7.2	Rejection of Executory Contracts and Unexpired Leases	29
7.3	Cure of Defaults for Assumed Executory Contracts and Unexpired
	Leases	29
7.4	Contracts and Leases Entered Into After the Petition Date	29
7.5	Procedures Related to Assumption of Executory Contracts and
	Unexpired Leases	29
7.6	Rejection Claim	31
7.7	Indemnification Obligations	31
7.8	Employee Compensation and Benefits	32
7.9	Director and Officer’s Insurance Policies	32
7.10	Other Insurance Policies	33

ARTICLE VIII EFFECT OF REJECTION BY ONE OR MORE CLASSES		33

8.1	Impaired Classes Entitled to Vote	33
8.2	Acceptance by Class	33
8.3	Reservation of Cramdown Rights	33

ARTICLE IX EFFECT OF CONFIRMATION		34

9.1	Legally Binding Effect	34
9.2	Vesting of Property of Debtor in Reorganized Debtor	34

ARTICLE X INJUNCTIONS, RELEASES, AND DISCHARGE		34

10.1	Discharge of the Debtor	34
10.2	Discharge Injunction	35
10.3	Exculpation and Limitation of Liability	35
10.4	Releases by the Debtor	35
10.5	Releases by Third Parties	36

ARTICLE XI RETENTION OF JURISDICTION		37

11.1	Bankruptcy Court Jurisdiction	37
11.2	Limitation on Jurisdiction	38

ARTICLE XII MISCELLANEOUS PROVISIONS		39

12.1	Conditions to Confirmation	39
12.2	Conditions to Effectiveness	39
12.3	Exemption from Taxes	39
12.4	Securities Exemption	39
12.5	Defects, Omissions and Amendments of the Plan	40
12.6	Withdrawal of Plan	40
12.7	[Reserved]	40
12.8	Filing of Additional Documentation	40
12.9	Governing Law	41
12.10	Successors and Assigns	41
12.11	Transfer of Claims and Interests	41
12.12	Time	41

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12.13	Inconsistency	41
12.14	Notices	41
12.15	U.S. Trustee Reporting and Fees	43
12.16	Implementation	43
12.17	No Admissions	44

ARTICLE XIII SUBSTANTIAL CONSUMMATION		44

13.1	Substantial Consummation	44
13.2	Final Decree	44

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EXHIBITS TO THE PLAN

Schedule of Assumed Contracts and Unexpired Leases	Exhibit A
Schedule of Rejected Contracts and Unexpired Leases	Exhibit B

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PREPACKAGED PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE FOR BROADVISION, INC.

INTRODUCTION

BroadVision, Inc., the debtor and debtor-in-possession in the above-referenced case (the “Debtor”) proposes this Prepackaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Code for BroadVision, Inc., for the resolution of outstanding Claims against and Interests in, the Debtor pursuant to the Bankruptcy Code. Generally, the Plan provides for (1) the reorganization of the Debtor by retiring, cancelling, extinguishing and/or discharging all Interests; (2) the funding of the Cash Consideration by the Plan Sponsor, (3) the distribution of Available Cash to holders of Allowed Claims and Interests in accordance with the priority scheme established by the Bankruptcy Code or as otherwise agreed; and (4) the issuance of 100% of the New Equity in the Reorganized Debtor to ESW. The Debtor seeks to consummate the Plan on the Effective Date. Reference is made to the Disclosure Statement filed contemporaneously with the Plan for a discussion of the Debtor’s history, business, property and results of operations, and for a summary and description of the Plan and certain related matters. The Debtor is a proponent of the Plan within the meaning of section 1129 of the Bankruptcy Code. The Debtor reserves the right to alter, amend, modify, revoke or withdraw this Plan in accordance with the RSA prior to its substantial consummation.

ALL HOLDERS OF CLAIMS AND INTERESTS ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY.

FOR AVOIDANCE OF DOUBT, THE PLAN APPLIES AND PRESERVES THE MAXIMUM GLOBAL JURISDICTION POSSIBLE UNDER APPLICABLE U.S. LAW, INCLUDING, WITHOUT LIMITATION, OVER THE ASSETS OF THE DEBTOR WHEREVER LOCATED.

ARTICLE I

DEFINITIONS, RULES OF INTERPRETATION, AND CONSTRUCTION OF TERMS

A.Definitions

All capitalized terms not defined elsewhere in the Plan shall have the meanings set forth below (such meanings to be equally applicable to both the singular and plural):

1.1“Additional Consideration” means all Estate Property which the Plan Sponsor expressly agrees shall not be acquired by the Reorganized Debtor under the Plan on the Effective Date (i.e., the Debtor’s Cash-on-Hand and all IP Addresses that have not yet been liquidated as of the Effective Date); provided that, to the extent the IP Addresses or any portion of them are liquidated prior to the Effective Date, the proceeds from such liquidation shall become Cash-on-Hand.

1.2“Adequate Assurance Objection” means an objection to adequate assurance of future performance of an Executory Contract or Unexpired Lease.

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1.3“Administrative Claim” means any cost or expense of administration of the Chapter 11 Case incurred on or before the Effective Date entitled to priority under section 507(a)(1) and allowed under section 503(b) of the Bankruptcy Code, including without limitation, any actual and necessary expenses of preserving the Debtor’s Estate, including wages, salaries or commissions for services rendered after the commencement of the Chapter 11 Case, Professional Compensation Claims, certain taxes, fines and penalties, any actual and necessary post-petition expenses of operating the business of the Debtor, certain post-petition indebtedness or obligations incurred by or assessed against the Debtor in connection with the conduct of its business, or for the acquisition or lease of property, or for providing of services to the Debtor, including all allowances of compensation or reimbursement of expenses to the extent allowed by the Bankruptcy Court under the Bankruptcy Code, and any fees or charges assessed against the Debtor’s Estate under Chapter 123, Title 28 of the United States Code. Professional Compensation Claims shall only be Allowed for duly employed Professionals in the Chapter 11 Case in accordance with applicable law.

1.4“Administrative Claim Bar Date” means the first Business Day that is thirty (30) days after the Confirmation Hearing.

1.5“Administrative Tax Claim” means an Administrative Claim of a Governmental Unit.

1.6“Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code.

1.7“Allowance Date” means the date that a Claim or Interest becomes an Allowed

Claim or Allowed Interest.

1.8“Allowed” means, (1) with respect to any Claim, a Claim allowable under 11 U.S.C. § 502 (a) for which a proof of claim was filed on or before, as applicable, the General Bar Date, the Governmental Unit Bar Date, the Administrative Claim Bar Date or the Rejection Claim Bar Date, and as to which no objection or other challenge to the allowance thereof has been timely Filed, or if an objection or challenge has been timely Filed, such Claim is allowed by a Final Order; or (b) for which a proof of claim is not filed and that has been listed in the Schedules of Assets and Liabilities and is not listed as disputed, contingent, or unliquidated; or (c) that is deemed allowed by the terms of the Plan; or (2) with respect to any Interest, an Interest allowable under 11 U.S.C. § 502 (a) for which a proof of interest was filed on or before, as applicable, the General Bar Date, or such Interest is reflected as outstanding in the stock transfer ledger or similar register or record of the Debtor on the Petition Date. For purposes of determining the amount of an Allowed Claim (other than a Claim specifically Allowed under the Plan), there shall be deducted therefrom an amount equal to the amount of any Claim that the Debtor may hold against the Creditor under 11 U.S.C. § 553. Notwithstanding anything to the contrary in the Plan, the Debtor may, in its discretion, treat a Claim or Interest as an Allowed Claim or Interest, respectively, to the extent it is allowed by an order that is not a Final Order.

1.9“Available Cash” means all of the Cash held by the Distribution Trust from time to time, including any proceeds from the liquidation of the IP Addresses pursuant to Section 5.4(g) and including Cash deposited or held in the Distribution Reserve on account of disputed or

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undetermined Claims or Interests, to the extent that those Claims or Interests are disallowed in whole or in part after the Effective Date, less the Distribution Reserve.

1.10 “Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended, Title 11, United States Code, as applicable to this Chapter 11 Case.

1.11 “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware, together with the District Court as to matters as to which the reference is withdrawn under 11 U.S.C. § 157(d).

1.12 “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure.

1.13 “Beneficial Interest” means an interest that entitles the holder thereof to a Distribution in accordance with the Distribution Trust Agreement.

1.14 “Beneficiary” means the holder of a Beneficial Interest, whether individually or as agent on behalf of other entities.

1.15 “Business Day” means any day other than a Saturday, Sunday, or a “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

1.16 “Case-Related Claims and Expenses” means (i) all Administrative Claims, including Professional Compensation Claims and Ordinary Course Liabilities accrued prior to the Effective Date; (ii) all U.S. Trustee Fees payable in accordance with 28 U.S.C. § 1930; (iii) all taxes that accrued during the Case; and (iv) all costs related to administration of the Distribution Trust.

1.17 “Cash” means Cash, wire transfer, certified check, cash equivalents and other readily marketable securities or instruments, including, without limitation, readily marketable direct obligations of the United States of America, certificates of deposit issues by banks, and commercial paper of any Person, including interest accrued or earned thereon.

1.18 “Cash Consideration” means Cash (inclusive of the Deposit) sufficient to fund all Distributions contemplated under the Plan on the Effective Date, including, but not limited to Distributions on account of all Allowed Administrative Claims, U.S. Trustee Fees, Cure Amounts, Secured Claims, if any, Priority Tax Claims, Other Priority Claims, General Unsecured Claims, and Equity Interests; provided that in calculating the amount of Cash Consideration to be funded by the Plan Sponsor on the Effective Date, Cash-on-Hand and all available proceeds generated from the sale of the IP Addresses shall first be allocated to pay all Case-Related Claims and Expenses, and upon additional proceeds becoming available from the sale of the IP Addresses after the Effective Date, prior to using such IP Address proceeds to make a Subsequent Distribution, the Distribution Trust shall use such IP Address proceeds to reimburse the Plan Sponsor for any Cash funded by the Plan Sponsor to pay for such Case-Related Claims and Expenses.

1.19 “Cash-on-Hand” means all Cash as reflected on the Debtor’s balance sheet rolled up from the Debtor and its subsidiaries on a worldwide basis as of the Effective Date, including, without limitation, the proceeds of any liquidation of all or any portion of the IP Addresses prior to the Effective Date; provided that rather than roll-up Cash from worldwide subsidiaries, the Plan

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Sponsor in its sole discretion may elect to increase the Cash Consideration by such amount. For the avoidance of doubt, Cash-on-Hand shall not include accounts receivable.

1.20 “Chapter 11 Case” means In re BroadVision, Inc., Case No. 20-10701 in the United States Bankruptcy Court for the District of Delaware Debtor under Chapter 11 of the Bankruptcy Code.

1.21 “Charter Documents” means the articles of incorporation and the bylaws of the Debtor or Reorganized Debtor, as applicable, and any amendments to the foregoing.

1.22 “Claim” has the meaning assigned to such term by section 101(5) of the Bankruptcy Code.

1.23 “Claim Objection Deadline” means the first Business Day that is 180 days after the Effective Date, as may be extended by order of the Bankruptcy Court.

1.24 “Class” means one of the classes of Claims or Interests defined in Article III of the

Plan.

1.25 “Clerk” means the Clerk of the Bankruptcy Court.

1.26 “Closing” means the closing of the transactions contemplated under Article V of the Plan.

1.27 “Compensation and Benefits Programs” means all employment agreements and severance policies, and all employment, compensation and benefit plans, policies, workers’ compensation programs, savings plans, retirement plans, deferred compensation plans, supplemental executive retirement plans, healthcare plans, disability plans, severance benefit plans, incentive plans, life and accidental death and dismemberment insurance plans, and programs of the Debtor applicable to any of its employees and retirees; provided that all provisions in any agreement or Compensation and Benefits Program relating to equity-based awards, including any termination-related provisions with respect to equity based awards, will be deemed rejected and terminated on the Effective Date.

1.28 “Confirmation Date” means the date upon which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court.

1.29 “Confirmation Hearing” means the hearing held by the Bankruptcy Court pursuant to section 1128 of the Bankruptcy Code to consider confirmation of this Plan, as such hearing may be adjourned or continued from time to time.

1.30 “Confirmation Order” means the Order of the Bankruptcy Court approving and confirming the Plan in accordance with the provisions of Chapter 11 of the Bankruptcy Code.

1.31 “Consenting Shareholders” means Dr. Pehong Chen and Honu Holdings, LLC in their capacity as Parties to the RSA.

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1.32 “Consideration” means the Cash Consideration, plus all Additional Consideration. For the avoidance of doubt, the Consideration shall not include any accounts receivable on the Debtor’s balance sheet as of the Effective Date.

1.33 “Creditor” means any person that holds a Claim against the Debtor that arose on or before the Effective Date, or a Claim against the Debtor of any kind specified in sections 502(f), 502(g), 502(h) or 502(i) of the Bankruptcy Code.

1.34 “Cure Amount” means the amount of Cash required to cure defaults necessary to assume an Executory Contract under 11 U.S.C. § 365(b) as determined by the Bankruptcy Court or pursuant to any agreement among the Reorganized Debtor and the other party(ies) to the Executory Contract and as listed in the Schedule of Assumed Contracts and Unexpired Leases.

1.35 “Cure Amount Objection Deadline” means May 7, 2020, at 4:00 p.m. prevailing Eastern time.

1.36 “Cure Notice” means a Notice of (I) Possible Assumption of Contracts and Leases, (II) Fixing of Cure Amounts, and (III) Deadline to Object Thereto.

1.37 “Cure Objection” means an objection to the applicable Cure Amount.

1.38 “D&O Liability Insurance Policies” means all insurance policies of the Debtor for directors’, managers’, and officers liability existing as of the Petition Date, as the same may be modified thereafter to include tail coverage for a period not to exceed six (6) years following the Effective Date.

1.39 “Debtor” means BroadVision, Inc. a Delaware corporation and the debtor in the Chapter 11 Case.

1.40 “Debtor Common Stock” means the common stock, par value $0.0001 per share, of the Debtor.

1.41 “Deposit” means the non-refundable $1.5 million deposit provided by ESW to the Debtor pursuant to the RSA.

1.42 “Disclosure Statement” means the Disclosure Statement for the Prepackaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Plan for BroadVision, Inc., dated March 30, 2020, filed by the Debtor with the Bankruptcy Court, as may be amended or supplemented.

1.43 “Disputed Claim” means a Claim as to which a proof of claim or interest has been Filed or deemed Filed under applicable law, as to which an objection has been and which objection, if timely Filed, has not been withdrawn on or before any date fixed for Filing such objections by the Plan or Order of the Bankruptcy Court and has not been overruled or denied by a Final Order. Prior to the time that an objection has been or may be timely Filed, for the purposes of the Plan, a Claim shall be considered a Disputed Claim to the extent that: (i) the Claim has been scheduled in the Schedules of Assets and Liabilities as contingent, disputed or unliquidated or in the amount of $0.

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1.44 “Disputed Cure Amount” means, with respect to an Executory Contract for which a Cure Objection is filed, the amount that the counterparty to such Executory Contract asserts is necessary to assume such Executory Contract under 11 U.S.C. § 365(b).

1.45 “Distribution” means, except as otherwise provided in the Plan, the property required by the Plan to be distributed to the holders of Allowed Claims and Interests.

1.46 “Distribution Date” means any date that a Distribution is made under the Plan or the Distribution Trust Agreement.

1.47 “Distribution Record Date” means, other than with respect to Allowed Equity Interests, the date for determining which Holders of Allowed Claims and Interests are eligible to receive Distributions pursuant to the Plan, which shall be the date that the Confirmation Order is entered by the Bankruptcy Court, or such other date specified in the Confirmation Order. For the avoidance of doubt, Distributions to the holders of Allowed Equity Interests shall be made in accordance with Section 6.6 of Plan, on or as soon as practicable after the Effective Date, and the Distribution Record Date shall not apply to such Distributions.

1.48 “Distribution Reserve” means a reserve established to hold, in one or more segregated accounts to be established by the Debtor, Cash equal to the aggregate of (a) Cash that would have been distributed on the Distribution Date on account of Disputed or undetermined (i) Administrative Claims, provided that with respect to Professional Compensation Claims and other Administrative Claims for which applications for compensation of professionals or other persons retained or to be compensated pursuant to sections 327, 328, 330, 331 and 503(b) of the Bankruptcy Code are or will be pending but are then undetermined, the amount of Cash deposited shall be the amount sought by such persons, in each case less any monies already received by such Professional or person, (ii) Priority Tax Claims, (iii) Priority Unsecured Non-Tax Claims, (iv) Secured Claims, if any, (v) General Unsecured Claims and (vi) Equity Interests; plus (b) accrued interest on all Cash in the Distribution Reserve; plus (c) Cash in the amount of all taxes previously incurred by the Debtor (and not paid or otherwise provided for under the Plan); plus (d) Cash in the amount of all estimated costs and expenses of effectuating the actions and duties of the Distribution Trustee, including under Articles V and XII of the Plan.

1.49 “Distribution Trust” means the trust established under the Plan and the Distribution Trust Agreement.

1.50 “Distribution Trust Agreement” means the trust agreement that establishes the Distribution Trust and governs the powers, duties, and responsibilities of the Distribution Trustee. The Distribution Trust Agreement shall be part of the Plan Supplement.

1.51 “Distribution Trust Assets” means the Consideration, less any amounts paid by the Debtor on the Effective Date.

1.52 “Distribution Trustee” means the Person appointed to administer the Distribution Trust with such rights, duties, and obligations as set forth in the Distribution Trust Agreement.

1.53 “District Court” means the United States District Court for the District of Delaware.

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1.54 “DTC” means The Depository Trust Company.

1.55 “Effective Date” means the first Business Day on which (a) the Confirmation Date has occurred, (b) the Confirmation Order is not stayed, (c) all conditions to the effectiveness of the Plan have been satisfied or waived as provided in the Plan, and (d) the Reorganized Debtor has Filed a notice of the Effective Date.

1.56 “Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

1.57 “Equity Interest” means, as of the Record Date, all Outstanding Shares, Restricted Stock Awards, Restricted Stock Units, and Permitted Stock Options, whether or not vested, all of which for the avoidance of doubt shall represent no more than 5,152,333 shares of Debtor Common Stock in the aggregate. For the avoidance of doubt, all Equity Interests reflected as outstanding in the stock transfer ledger or similar register or record of the Debtor on the Petition Date, including without limitation the ESW Equity Interests, shall be deemed to be Allowed Equity Interests.

1.58 “Equity Interest Recovery” means a recovery to holders of Allowed Equity Interests of Cash in the amount of $4.375 per common share in the Debtor held or deemed to be held by such holder to be made on the Effective Date, following payment in full of all Claims, plus as promptly as practicable following the Effective Date, one or more Subsequent Distributions, calculated on a per share basis; provided, however, that the Equity Interest Recovery may be less than $4.375 per share of Debtor Common Stock in the event that (A) the Debtor has more than 5,142,333 shares of Debtor Common Stock outstanding (including all Outstanding Shares, Restricted Stock Awards, Restricted Stock Units and Permitted Stock Options, whether or not vested) or (B) the Debtor lacks sufficient Cash (including Cash-on-Hand and proceeds from the liquidation of the IP Addresses after the Effective Date) to pay all Case-Related Claims and Expenses and repayment of amounts, if any, incurred by the Plan Sponsor in connection with funding such Case-Related Claims and Expenses, provided,   further, that so long as ESW or its affiliate is the Plan Sponsor on the Effective Date of the Plan, ESW shall not receive a Cash recovery but instead shall receive the ESW Equity Interest Treatment.

1.59 “Estate” means the estate created upon the filing of the Chapter 11 Case pursuant to section 541 of the Bankruptcy Code, together with all rights, claims and interests appertaining thereto.

1.60 “Estate Property” means all right, title, and interest in and to any and all property of every kind or nature owned by the Debtor or its Estate on the Effective Date as defined by 11 U.S.C. § 541.

1.61 “ESW” means ESW Capital, LLC.

1.62 “ESW Equity Interests” means the 1,216,071 common shares of the Debtor held by ESW.

1.63 “ESW Equity Interest Treatment” means ESW’s agreement on or about the Effective Date, to, on account of and in full and complete settlement, release and discharge of, and in exchange for its Allowed Equity Interest (x) receive all shares of the New Equity; and (y) waive its right to receive its share of the Cash portion of the Equity Interest Recovery. For the avoidance

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of doubt, in the event that a plan of reorganization other than this Plan is proposed in the Chapter 11 Case or ESW or an ESW affiliate is not the Plan Sponsor, ESW shall be provided at least the same Cash recovery and other treatment with respect to its Allowed Equity Interests as each other holder of Allowed Equity Interests under the applicable plan of reorganization.

1.64 “Exculpated Party” means, collectively, and in each case in its capacity as such: (a) the Debtor and the Reorganized Debtor; and (b) with respect to each of the foregoing entities, each such Entity’s current and former predecessors, successors, Affiliates (regardless of whether such interests are held directly or indirectly), subsidiaries, direct and indirect equity holders, and advisors.

1.65 “Executory Contracts” means executory contracts as such term is used in 11 U.S.C. § 365, including all contracts to which the Debtor is a party or beneficiary on the Confirmation Date.

1.66 “File or Filed” means a request for relief encompassed within a pleading or other document is Filed when and on such date as such pleading or other document is entered on the docket of the Bankruptcy Court in this Chapter 11 Case. A proof of claim is Filed when and on such date as such proof of claim is entered on the claims register in this Chapter 11 Case.

1.67 “Final Order” means an order or judgment of the Bankruptcy Court (or any other court of competent jurisdiction) entered by the Clerk of the Bankruptcy Court (or such other court) on the docket in the Chapter 11 Case (or the docket of such other court), which has not been modified, amended, reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari, or move for a new trial, stay, reargument or rehearing has expired and as to which no appeal, petition for certiorari or motion for new trial, stay, reargument or rehearing shall then be pending or (b) if an appeal, writ of certiorari, new trial, stay, reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court (or other court of competent jurisdiction) shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, stay, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, stay, reargument or rehearing shall have expired, as a result of which such order shall have become final in accordance with Rule 8002 of the Bankruptcy Rules; provided, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order, shall not cause an order not to be a Final Order.

1.68 “General Bar Date” means the deadline for filing proofs of claim as established by the Bankruptcy Court as May 8, 2020 at 4:00 p.m. prevailing Eastern time.

1.69 “General Unsecured Claim” means any Claim other than a Secured Claim, an Administrative Claim (including, for the avoidance of doubt, a Professional Compensation Claim), a Priority Tax Claim, or an Other Priority Claim.

1.70 “Governmental Unit” has the meaning assigned to such term by section 101(27) of the Bankruptcy Code.

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1.71 “Governmental Unit Bar Date” means the deadline for Governmental Units to file proofs of claim as established by the Bankruptcy Court as September 28, 2020 at 4:00 p.m. prevailing Eastern time.

1.72 “Insider” has the meaning assigned to such term by section 101(31) of the Bankruptcy Code.

1.73 “IP Addresses” means, to the extent not sold and/or liquidated prior to the Effective Date, 139.56.0.0/16, which is that certain block of approximately 65,000 individual internet protocol addresses that the Debtor is not using in its business and has listed for sale.

1.74 “Indemnification Provisions” means, solely to the extent covered by the Debtor’s D&O Liability Insurance Policies, each of the Debtor’s indemnification provisions in place as of the Petition Date, whether in the Debtor’s bylaws, certificates of incorporation or formation, limited liability company agreements, other organizational or formation documents, board resolutions, management or indemnification agreements, or employment contracts, for the Debtor’s current and former directors, officers, managers, employees, attorneys, other professionals, and agents and such current and former directors, officers, and managers’ respective affiliates.

1.75 “Interest” means any Equity Interest or Other Interest.

1.76 “Interest Holder” means any record or beneficial holder or owner of an Interest.

1.77 “Intellectual Property” means intellectual property, including, without limitation, the following: (i) all patents and patent applications, domestic or foreign, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses, all rights to sue for past, present or future infringement thereof, all rights arising therefrom and pertaining thereto and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof; (ii) all copyrights and applications for copyright, domestic or foreign, together with the underlying works of authorship (including titles), whether or not the underlying works of authorship have been published and whether said copyrights are statutory or arise under the common law, and all other rights and works of authorship, all computer programs, computer databases, computer program flow diagrams, source codes, object codes and all tangible property embodying or incorporating any copyrights, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses, and all other rights, claims and demands in any way relating to any such copyrights or works, including royalties and rights to sue for past, present or future infringement, and all rights of renewal and extension of copyright; (iii) all state (including common law), federal and foreign trademarks, service marks and trade names, and applications for registration of such trademarks, service marks and trade names, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses, whether registered or unregistered and wherever registered, all rights to sue for past, present or future infringement or unconsented use thereof, all rights arising therefrom and pertaining thereto and all reissues, extensions and renewals thereof; (iv) all trade secrets, trade dress, trade styles, logos, other source of business identifiers, mask-works, mask-work registrations, mask-work applications, software, confidential and proprietary information, customer lists, license rights, advertising materials, operating manuals, methods, processes, know-how, algorithms, formulae, databases, quality

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control procedures, product, service and technical specifications, operating, production and quality control manuals, sales literature, drawings, specifications, blue prints, descriptions, inventions, name plates, catalogs, internet websites, and internet domain names and associated URL addresses;

(v)the entire goodwill of or associated with the businesses now or hereafter conducted by the Debtor connected with and symbolized by any of the aforementioned properties and assets; and

(vi)all accounts, payment intangibles, commercial tort claims and other rights to payment, all other proprietary rights or other intellectual or other similar property, and all other general intangibles associated with or arising out of any of the aforementioned properties and assets and not otherwise described above, and all proceeds of any Intellectual Property. For the avoidance of doubt, the term “Intellectual Property” shall not include the IP Addresses.

1.78 “Lien” means a charge against or interest in property to secure payment of a debt or performance of an obligation which has not been avoided or invalidated under any provision of the Bankruptcy Code or other applicable law.

1.79 “Material Adverse Change” means any material adverse change or the occurrence of any fact or circumstance which materially and adversely affects the rights, remedies or benefits of, or conferred by, the transactions contemplated by the RSA, including without limitation, strike, lockout, war, terrorism, act of God, fire or other casualty, unusually adverse weather conditions, inability to obtain labor or materials or governmental restriction or other act or thing, provided, however, for the avoidance of doubt, no Material Adverse Change shall be deemed to have occurred as a result of: (i) the filing of the Chapter 11 Case; (ii) the actions required to be taken by the Debtor to conform to and comply with the RSA and the documents entered into in connection with the Plan; and (iii) any actions the Debtor takes at the request of or with the consent of the Plan Sponsor.

1.80 “New Equity” means all of the equity interests in the Reorganized Debtor, issued on the Effective Date, to ESW in the aggregate amount of 1,000 shares, free and clear of all Liens, Claims, interests and encumbrances of any kind, except as provided in the Plan.

1.81 “Ordinary Course Liability” means an Administrative Claim other than a Professional Compensation Claim or an Administrative Tax Claim, based on liabilities incurred in the ordinary course of the Debtor’s business operations during the pendency of this Chapter 11 Case.

1.82 “Other Interest” means all Out-of-the-Money Stock Options and all issued, unissued, authorized, or outstanding shares of common stock, preferred stock or other instrument evidencing an ownership interest in the Debtor, whether or not transferable, together with any warrants, equity-based awards or contractual rights to purchase or acquire such equity interests in the Debtor at any time and all rights arising with respect thereto that existed immediately before the Effective Date including any claims arising from the ownership of any instrument evidencing an ownership interest in a Debtor; provided that the defined term “Other Interest” does not include any Equity Interest.

1.83 “Other Priority Claim” means any Claim other than an Administrative Claim or a Priority Tax Claim entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

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1.84 “Out-of-the-Money Stock Options” means all options to acquire shares of Debtor Common Stock with an exercise price exceeding $4.70/share. For the avoidance of doubt, all of those certain 119,973 options to acquire shares of Debtor Common Stock with exercise prices ranging from $6.01 to $11.89/share shall be deemed to be Out-of-the-Money Stock Options.

1.85 “Outstanding Shares” means all issued and outstanding shares of Debtor Common Stock, which for the avoidance of doubt total no more than 5,061,018 shares of Debtor Common Stock in the aggregate.

1.86 “Permitted Stock Options” means those certain options to acquire 10,000 shares of Debtor Common Stock with an exercise price of $4.70/share, which shall be deemed under the Plan to have been fully exercised and to represent 10,000 shares of Debtor Common Stock in the aggregate.

1.87 “Person” means an individual, a corporation, a partnership, an association, a joint stock company, a joint venture, an estate, a trust, an unincorporated association or organization, a governmental unit or any agency or subdivision thereof or any other entity, the Debtor and the Released Parties.

1.88 “Petition Date” means March 30, 2020, the date on which the Debtor filed its voluntary Chapter 11 petition commencing the Chapter 11 Case.

1.89 “Plan” means this prepackaged plan of reorganization proposed by the Debtor, including, without limitation, the Plan Supplement, the exhibits hereto, as the same may be supplemented, amended, or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof.

1.90 “Plan Documents” means, collectively, those material documents executed or to be executed in order to consummate the transactions contemplated under the Plan, which will be filed with the Bankruptcy Court on or before the Plan Supplement Deadline, including the Distribution Trust Agreement and any other documents that make up the Plan Supplement.

1.91 “Plan Sponsor” means ESW or its affiliate.

1.92 “Plan Supplement” means, collectively, any such documents as are referenced as such in this Plan to be Filed hereafter to supplement or clarify aspects of the Plan.

1.93 “Plan Supplement Deadline” means May 1, 2020.

1.94 “Post-Confirmation Service List” means the list of those parties who have notified the Reorganized Debtor and the Distribution Trust in writing, at or following the Confirmation Hearing, of their desire to receive electronic notice of all pleadings filed by the Reorganized Debtor or the Distribution Trust and have provided the e-mail address to which such notices shall be sent.

1.95 “Priority Tax Claim” means any Claim held by a Governmental Unit entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code.

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1.96 “Professional” means a professional employed in the Chapter 11 Case pursuant to Final Order under sections 327, 328, 363, or 1103 of the Bankruptcy Code; provided that for the purposes of any bar dates, duties or other requirements imposed by the Plan (as distinguished from benefits or rights provided by or pursuant to the Plan), any professional not so employed in the Chapter 11 Case, but asserting any right or claim like a Professional on account of any service for or engagement by any foreign representative or foreign proceeding, shall have to comply with such same bar dates, duties and requirements as a Professional as one condition precedent to seeking any standing in the Chapter 11 Case, any Allowance of any Claim or any other right under the Plan like a Professional, with the Reorganized Debtor and other parties in interest reserving all other challenges and defenses thereto.

1.97 “Professional Compensation Claim” means a Claim for compensation or reimbursement of expenses of a Professional retained in the Chapter 11 Case, and requested in accordance with the provisions of 11 U.S.C. §§ 326, 327, 328, 330, 331, 503(b) and 1103.

1.98 “Record Date” means the earlier to occur of (a) the date on which the Debtor Common Stock ceases to trade; and (b) the Confirmation Date.

1.99 “Rejection Claim Bar Date” means either (as applicable) (i) in respect to Executory Contracts and Unexpired Leases rejected pursuant to a revocation notice filed pursuant to Section 8.3(b) of the Plan, the date that is thirty (30) days after the filing of such revocation notice, or (ii) as to all other Executory Contracts and Unexpired Leases, the date that is thirty (30) days after the Effective Date.

1.100 “Released Parties” means collectively, and in each case in its capacity as such: (a) the Debtor and the Reorganized Debtor; (b) ESW; (c) the Consenting Shareholders; (d) with respect to each of the foregoing Entities in clauses (a) through (c), each such Entity’s current and former predecessors, successors, Affiliates (regardless of whether such interests are held directly or indirectly), subsidiaries, direct and indirect equity holders, and funds; and (e) with respect to each of the foregoing Entities in clauses (a) through (c), each of their respective current and former directors, officers, members, employees, partners, managers, independent contractors, agents, representatives, principals, professionals, consultants, financial advisors, attorneys, accountants, investment bankers, and other professional advisors (with respect to clause (c), each solely in their capacity as such).

1.101 “Reorganized Debtor” means the Debtor as it exists after the Effective Date.

1.102 “Restricted Stock Awards” means all restricted common stock grants awarded to non-employee directors of the Debtor on December 17, 2019, which shall be deemed under the Plan to represent 20,832 shares of Debtor Common Stock in the aggregate.

1.103 “Restricted Stock Units” means the “Restricted Stock Award” granted to Pehong Chen on January 2, 2020, which shall be deemed under the Plan to represent 60,483 shares of Debtor Common Stock in the aggregate.

1.104 “Rights of Action” means any and all Claims, debts, demands, rights, defenses, actions, causes of action, suits, contracts, agreements, obligations, accounts, defenses, offsets, powers, privileges, licenses and franchises of any kind or character whatsoever, known or

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unknown, suspected or unsuspected, whether arising before, on, or after the Petition Date, in contract or in tort, at law or in equity, or under any other theory of law, of the Debtor or its Estate.

1.105 “RSA” means the Restructuring Support Agreement, dated March 27, 2020 (as amended, supplemented or otherwise modified from time to time).

1.106 “Schedule of Assumed Contracts and Unexpired Leases” means the schedule identifying certain Executory Contracts and Unexpired Leases to be assumed by the Reorganized Debtor under the Plan. The Schedule of Assumed Contracts and Unexpired Leases is attached as Exhibit A to the Plan.

1.107 “Schedules of Assets and Liabilities” means the Debtor’s Schedules of Assets and Liabilities, as may be amended or supplemented, and filed with the Bankruptcy Court in accordance with section 521(a)(1) of the Bankruptcy Code, including as amended by the Plan or any Plan Supplement.

1.108 “Schedule of Rejected Contracts and Unexpired Leases” means the schedule identifying certain Executory Contracts and Unexpired Leases to be rejected by the Debtor under the Plan. The Schedule of Rejected Contracts and Unexpired Leases is attached as Exhibit B to the Plan.

1.109 “Secured Claim” means a Claim: (a) secured by a Lien on property in which the Estate has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by Final Order of the Bankruptcy Court, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or (b) otherwise Allowed pursuant to the Plan or Final Order of the Bankruptcy Court as a secured claim.

1.110 “Subsequent Distribution” means, following the Effective Date, a subsequent Distribution, if any, from any residual Additional Consideration following payment of all Case-Related Claims and Expenses and repayment of amounts incurred by the Plan Sponsor, if any, in connection with funding such Case-Related Claims and Expenses.

1.111 “Transition Services Agreement” means a transition services plan of the Reorganized Debtor pursuant to which the Reorganized Debtor shall seek Dr. Pehong Chen’s support for transition and operating purposes post-Closing, in consideration for which the Reorganized Debtor shall offer Dr. Chen a three-year employment contract that includes a base annual salary of $375,000 and, consistent with Dr. Chen’s existing agreement with the Debtor, severance in the amount of two times annual salary. The Transition Services Agreement shall also permit Dr. Chen to reduce such severance in half in consideration for his right to acquire the common stock of Vmoso, Inc., that is held currently by the Debtor. For the avoidance of doubt, Dr. Chen shall not have a rejection damages claim on account of the replacement of his existing agreement and/or Compensation and Benefits Program with the Transition Services Agreement.

1.112 “Treasury Regulations” means the regulations promulgated under the Internal Revenue Code by the Department of the Treasury of the United States.

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1.113 “U.S. Trustee” means the Office of the United States Trustee for Region 3.

1.114 “U.S. Trustee Fees” means fees arising under 28 U.S.C. § 1930(a)(6) or accrued interest thereon arising under 31 U.S.C. § 3717.

1.115 “Unexpired Leases” means unexpired leases as such term is used in 11 U.S.C. § 365, including all operating leases and capital leases to which the Debtor is a party or beneficiary on the Confirmation Date.

B.Interpretation; Application of Definitions and Rules of Construction

For purposes of the Plan: (1) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (2) unless otherwise specified, any reference in the Plan to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (3) unless otherwise specified, any reference in the Plan to an existing document, schedule, or exhibit, whether or not filed with the Bankruptcy Court, shall mean such document, schedule, or exhibit, as it may have been or may be amended, modified, or supplemented; (4) any reference to an entity as a holder of a Claim or Interest includes that entity’s successors and assigns; (5) unless otherwise specified, all references in the Plan to articles or sections are references to the articles or sections of the Plan; (6) the words “herein,” “hereof,” and “hereto” and other words of similar import refer to the Plan in its entirety rather than to any particular section, subsection, clause or portion of the Plan, unless the context requires otherwise; (7) subject to the provisions of any contract, certificate of incorporation, bylaw, formation document, instrument, release, or other agreement or document entered into in connection with the Plan, the rights and obligations arising pursuant to the Plan shall be governed by, and construed and enforced in accordance with applicable federal law, including the Bankruptcy Code and Bankruptcy Rules; (8) captions and headings to articles of the Plan are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (9) unless otherwise set forth in the Plan, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (10) any term used in capitalized form in the Plan that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as applicable; (11) all references to docket numbers of documents filed in the Chapter 11 Case are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (12) all references to statutes, regulations, orders, rules of courts, and the like shall mean such statutes, regulations, orders, rules of courts and the like as applicable to the Chapter 11 Case, unless otherwise stated; (13) any immaterial effectuating provisions may be interpreted by the Reorganized Debtor after the Effective Date in such a manner that is consistent with the overall purpose and intent of the Plan all without further order of the Bankruptcy Court; (14) any act required to be taken on the Effective Date, or any other applicable date, shall be deemed timely taken if taken as soon as reasonably practicable after such date; and (15) all references in the Plan to monetary figures refer to currency of the United States of America, unless otherwise expressly provided; (16) references to “Proofs of Claim,” “holders of Claims,” “Disputed Claims,” and the like shall include “Proofs of Interest,”

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“holders of Interests,” “Disputed Interests,” and the like, as applicable; and (17) the provisions of section 102 of the Bankruptcy Code shall apply in their entirety.

C.Appendices and Plan Documents

Subject to the provisions of Section 12.13 below, all Plan Documents and exhibits to the Plan are incorporated into the Plan by reference and are a part of the Plan as if set forth in full herein. Holders of Claims and Interests may inspect a copy of the Plan Documents, to the extent Filed, in the Office of the Clerk of the Bankruptcy Court during normal business hours, or obtain a copy of such Plan Documents online at https://dm.epiq11.com/BroadVision, by making a request via email (with a reference to “BroadVision” in the subject line) to: tabulation@epiqglobal.com, or by a written request sent to:

BroadVision, Inc.
c/o Epiq Corporate Restructuring, LLC
10300 SW Allen Boulevard
Beaverton, OR 97005

ARTICLE II

ADMINISTRATIVE CLAIMS, U.S. TRUSTEE FEES AND PRIORITY TAX CLAIMS

All Claims and Interests, except Administrative Claims, U.S. Trustee Fees and Priority Tax Claims, are placed in the Classes set forth below. A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, U.S. Trustee Fees and Priority Tax Claims of the Debtor have not been classified and the holders thereof are not entitled to vote on the Plan.

2.1Administrative Claims

(a)General: Except with regards to the Professional Fee Claims and Ordinary Course Liabilities (the treatment of which are described, respectively, in Sections 2.2 and 2.5 (below)), subject to the bar date provisions herein, unless otherwise agreed to by the parties, each holder of an Allowed Administrative Claim shall receive Cash equal to the unpaid portion of such Allowed Administrative Claim within ten (10) days after the later of (a) the Effective Date, (b) the Allowance Date, or (c) such other date as is mutually agreed upon by the Debtor, the Plan Sponsor and the holder of such Claim.

(b)Bar Date for Administrative Claims: Except as otherwise provided in this Article II, requests for payment of Administrative Claims must be included within an application (setting forth the amount of, and basis for, such Administrative Claims, together with documentary evidence) and Filed and served on respective counsel for the Debtor, the Distribution Trust and Plan Sponsor no later than the Administrative Claim Bar Date or by such earlier deadline governing a particular Administrative Claim contained in an order of the Bankruptcy Court entered before the Effective Date. Holders of Administrative Claims that are required to File a request for payment of such Claims and that do not File such requests by the applicable bar date shall be forever barred from asserting such Claims against the Debtor or any of its property, absent order

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of the Bankruptcy Court to the contrary. Notwithstanding the foregoing, holders of Claims arising pursuant to 28 U.S.C. § 1930 and Governmental Units with Claims arising pursuant to section 503(b)(1)(D) of the Bankruptcy Code shall not be required to file a request for payment, proof of claim, or application for payment.

2.2Professional Compensation Claims

All Professional Compensation Claims must be filed with the Bankruptcy Court and served on the Reorganized Debtor, the Distribution Trust, the U.S. Trustee and the Post-Confirmation Service List, no later than forty-five (45) days after the Effective Date. FAILURE TO FILE AND SERVE FINAL FEE APPLICATIONS TIMELY AND PROPERLY SHALL RESULT IN THE UNDERLYING PROFESSIONAL FEE CLAIMS BEING FOREVER BARRED AND DISCHARGED. Objections to Professional Compensation Claims, if any, must be filed and served pursuant to the procedures set forth in the Confirmation Order no later than sixty (60) days after the Effective Date or such other date as may be established by the Bankruptcy Court. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Bankruptcy Court in the Chapter 11 Case, the Allowed amounts of such Professional Fee Claims shall be determined by the Bankruptcy Court. All holders of Professional Compensation Claims shall be paid in full, in Cash from the Distribution Reserve, in such amounts as are Allowed by the Bankruptcy Court. The Reorganized Debtor and the Distribution Trustee are authorized to pay compensation for professional services rendered and reimbursement of expenses incurred after the Effective Date in the ordinary course and without the need for Bankruptcy Court approval.

Each holder of a Professional Compensation Claim shall provide the Debtor with an estimate of the unpaid amount of such Professional Compensation Claim not later than seven (7) calendar days prior to the anticipated Effective Date; provided, however, that such estimates shall be used solely for administrative purposes and determining the amount of the Distribution Reserve, shall not be binding on the holders of Professional Compensation Claims and shall not in any way limit, cap, or reduce the amount of the Professional Compensation Claims.

Any professional fees and reimbursements or expenses incurred by the Reorganized Debtor subsequent to the Effective Date may be paid by the Reorganized Debtor without application to the Bankruptcy Court. Any professional fees and reimbursements or expenses incurred by the Distribution Trustee subsequent to the Effective Date may be paid by the Distribution Trustee without application to the Bankruptcy Court.

2.3U.S. Trustee Fees

On or before the Effective Date, the Debtor shall pay any claim for U.S. Trustee Fees that is due and owing on the Effective Date. Post-petition U.S. Trustee Fees shall be paid and post-confirmation reports shall be filed as required by 28 U.S.C. § 1930 until the Chapter 11 Case is closed, converted or dismissed, and failure to do either timely is a material default pursuant to section 1112 of the Bankruptcy Code.

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2.4Allowed Priority Tax Claims

Each Holder of an Allowed Priority Tax Claim against Debtor shall receive in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Priority Tax Claim (i) Cash equal to the amount of such Allowed Priority Tax Claim on the Effective Date, (ii) payment in full through the fifth anniversary of the Petition Date, plus interest at a rate determined in accordance with section 511 of the Bankruptcy Code, or (iii) such other less favorable treatment to the Holders of an Allowed Priority Tax Claim as to which the Debtor, or the Debtor, the Plan Sponsor, and the Holder of such Allowed Priority Tax Claim shall have agreed upon in writing.

2.5Ordinary Course Liabilities

(a)All Ordinary Course Liabilities are deemed to be Allowed Claims. Holders of Administrative Claims on account of Ordinary Course Liabilities are not required to file or serve any request for payment of the Ordinary Course Liability. The Debtor shall continue to pay each Ordinary Course Liability accrued prior to the Effective Date, pursuant to the payment terms and conditions of the particular transaction giving rise to the Ordinary Course Liability. To the extent that a holder of an Administrative Claim, on account of Ordinary Course Liability which accrued prior to the Effective Date, did not submit an invoice for the Ordinary Course Liability to the Debtor prior to the Effective Date, the holder must submit the invoice to the Distribution Trustee in the ordinary course of business, and in no event later than thirty (30) days following the Effective Date, pursuant to the terms and conditions of the particular transaction giving rise to the Ordinary Course Liability. The Distribution Trustee shall remit payment on the Ordinary Course Liability within fifteen (15) days of receipt of the invoice. The Reorganized Debtor shall pay each Ordinary Course Liability which accrues after the Effective Date, pursuant to the payment terms and conditions of the particular transaction giving rise to the Ordinary Course Liability. In the event that the Reorganized Debtor pays any Ordinary Course Liability accrued prior to the Effective Date, the Distribution Trust shall reimburse the Reorganized Debtor for such payment promptly upon request.

ARTICLE III

CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

3.1 Summary

Pursuant to sections 1122 and 1123 of the Bankruptcy Code, a Claim or Interest is placed in a particular Class for all purposes, including without limitation, voting, confirmation and receiving Distributions under the Plan only to the extent (i) the Claim or Interest qualifies within the description of that Class; (ii) the Claim or Interest is an Allowed Claim or Allowed Interest (or temporarily allowed Claim or Interest for voting purposes) in that Class, and is classified in another Class or Classes to the extent that any remainder of the Claim or Interest qualifies within the description of such other Class or Classes; and (iii) the Claim or Interest has not been paid, released, or otherwise compromised before the Effective Date. A Claim or Interest which is not an Allowed Claim or Allowed Interest, including a Disputed Claim, is not in any Class, and, notwithstanding anything to the contrary contained in the Plan, no Distribution shall be made on account of any Claim or Interest which is not an Allowed Claim or Allowed Interest.

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3.2Identification of Classes

The following table designates the Classes of Claims against and Existing Interests in the Debtor and specifies which Classes are (a) Impaired or unimpaired by this Plan, (b) entitled to vote to accept or reject this Plan in accordance with section 1126 of the Bankruptcy Code, or (c) deemed to accept or reject this Plan.

Class	Designation	Impairment	Entitled to Vote
Class 1	Secured Claims	Unimpaired	No (deemed to accept)
Class 2	Other Priority Claims	Unimpaired	No (deemed to accept)
Class 3	General Unsecured Claims	Unimpaired	No (deemed to accept)
Class 4	Equity Interests	Unimpaired	No (deemed to accept)
Class 5	Other Interests	Impaired	No (deemed to reject)

3.3Treatment of Allowed Claims and Interests

(a)Secured Claims (Class 1).

i.Classification: Class 1 consists of all Secured Claims, if any, against the Debtor.

ii.Treatment: Each holder of an Allowed Secured Claim against the Debtor shall receive on or about the Effective Date, on account of and in full and complete settlement, release and discharge of, and in exchange for, such Allowed Secured Claim, at the option of the Plan Sponsor: (i) payment in full in Cash; (ii) the collateral securing its Allowed Secured Claim and payment of any interest required under section 506(b) of the Bankruptcy Code;

(iii) reinstatement of such Allowed Secured Claim; or (iv) such other treatment rendering such Allowed Secured Claim unimpaired.

(b)Impairment and Voting: Allowed Secured Claims are unimpaired, and the holders of such Claims are not entitled to vote to accept or reject the Plan on account of such Claims and will be conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

(c)Other Priority Claims (Class 2).

i.Classification: Class 2 consists of all Other Priority Claims against the Debtor.

ii.Treatment: Each holder of an Allowed Other Priority Claim against the Debtor shall receive on or about the Effective Date, on account of and in full and complete settlement, release and discharge of, and in exchange for, such Allowed Other Priority Claim,

(i)Cash equal to the amount of such Allowed Other Priority Claim on the Effective Date, or

(vii)such other treatment to the holder of an Allowed Other Priority Claim as to which the Plan Sponsor and the holder of such Allowed Other Priority Claim shall have agreed upon in writing.

iii.Impairment and Voting: Allowed Other Priority Claims are unimpaired, and the holders of such Claims are not entitled to vote to accept or reject the Plan on

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account of such Claims and will be conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

(d)General Unsecured Claims (Class 3).

i.Classification: Class 3 consists of all General Unsecured Claims against the Debtor.

ii.Treatment: On or about the Effective Date, each holder of an Allowed General Unsecured Claim shall receive, on account of and in full and complete settlement, release and discharge of, and in exchange for its Allowed General Unsecured Claim, payment of its Claim in full in Cash.

iii.Impairment and Voting: Allowed General Unsecured Claims are unimpaired, and the holders of such Claims are not entitled to vote to accept or reject the Plan on account of such Claims and will be conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

(e)Equity Interests (Class 4).

i.Classification: Class 4 consists of all Equity Interests against the Debtor.

ii.Treatment: On or about the Effective Date, each holder of an Allowed Equity Interest, on account of and in full and complete settlement, release and discharge of, and in exchange for, its Allowed Equity Interest shall receive the Equity Interest Recovery. On the Effective Date, all Allowed Equity Interests shall be deemed automatically cancelled, released, and extinguished without further action by the Debtor or the Reorganized Debtor, and the obligation of the Debtor and the Reorganized Debtor thereunder shall be discharged.

iii.Impairment and Voting: Allowed Equity Interests are unimpaired, and the holders of such Interests are not entitled to vote to accept or reject the Plan on account of such Interests and will be conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

(f)Other Interests (Class 5).

i.Classification: Class 5 consists of all Other Interests against the Debtor.

ii.Treatment: No Distributions will be made to holders of Other Interests. On the Effective Date, all Other Interests shall be deemed automatically cancelled, released, and extinguished without further action by the Debtor or the Reorganized Debtor, and any and all obligation of the Debtor and the Reorganized Debtor thereunder shall be discharged.

iii.Impairment and Voting: Allowed Other Interests are impaired, and the holders of such Interests are not entitled to vote to accept or reject the Plan on account of such

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Interests and will be conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.

ARTICLE IV

IDENTIFICATION OF IMPAIRED CLASSES OF CLAIMS AND INTEREST;

ACCEPTANCE OR REJECTION OF THE PLAN

4.1Impaired Classes/Entitled to Vote

All Classes of Claims and Interests are either (i) unimpaired and deemed to accept; or (ii) impaired and deemed to reject. Accordingly, there are no Classes of Claims or Interests entitled to vote to accept or reject the Plan.

4.2Unimpaired Classes/Deemed to Accept

Classes 1, 2, 3 and 4 are unimpaired under the Plan. Under section 1126(f) of the Bankruptcy Code, holders of (i) Claims in Classes 1, 2 and 3 and (ii) Interests in Class 4 are conclusively presumed to have accepted the Plan and are therefore not entitled to vote to accept or reject the Plan.

4.3Impaired Classes/Deemed to Reject

Class 5 is impaired under the Plan and is deemed to reject the Plan. Therefore, holders of Interests in Class 5 are not entitled to vote to accept or reject the Plan.

4.4Elimination of Classes for Voting Purposes

Any Class of Claims or Interests that is not occupied as of the date of the commencement of the Confirmation Hearing by an Allowed Claim, an Allowed Interest, or a Claim or Interest temporarily allowed under Rule 3018 of the Bankruptcy Rules shall be deemed deleted from the Plan for purposes of voting on acceptance or rejection of the Plan by such Class under section 1129(a)(8) of the Bankruptcy Code.

4.5[Reserved].

4.6Intercompany Interests

All intercompany interests shall be reinstated, and the corporate structure of the Debtor shall remain in effect under the Plan for the ultimate benefit of ESW as the holder of the New Equity.

4.7Controversy Concerning Classification, Impairment or Voting Rights

In the event a controversy or dispute should arise involving issues related to the classification, impairment or voting rights of any Creditor or Interest Holder under the Plan, whether before or after the Confirmation Date, the Bankruptcy Court may, after notice and a hearing, determine such controversy. Without limiting the foregoing, the Bankruptcy Court may estimate for voting purposes (i) the amount of any contingent or unliquidated Claim the fixing or

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liquidation of, as the case may be, would unduly delay the administration of the Chapter 11 Case and (ii) any right to payment arising from an equitable remedy for breach of performance.

ARTICLE V

MEANS FOR IMPLEMENTATION OF THE PLAN

5.1Continued Corporate Existence

Except as otherwise provided in the Plan, the Reorganized Debtor will continue to exist after the Effective Date as a corporate entity, with all of the powers of a corporation under applicable law in the jurisdiction in which the Debtor is incorporated and pursuant to its Charter Documents in effect before the Effective Date, as such documents are amended by or pursuant to the Plan.

Upon the Effective Date, and without any further action by the shareholders, directors, or officers of the Reorganized Debtor, the Reorganized Debtor’s Charter Documents shall be deemed amended (a) to the extent necessary, to incorporate the provisions of the Plan, and (b) to prohibit the issuance by the Reorganized Debtor of nonvoting securities to the extent required under section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of such Charter Documents as permitted by applicable law, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval other than any requisite filings required under applicable state, provincial or federal law. The Reorganized Debtor’s Charter Documents shall be filed with the Plan Supplement.

5.2Management and Board of Directors and Discharge of Debtor

The Plan Sponsor may nominate and elect new members for the board of directors of the Reorganized Debtor in accordance with the Reorganized Debtor’s Charter Documents. The identity of such new members shall be disclosed in the Plan Supplement on or prior to the Plan Supplement Deadline. Upon the Effective Date, the current members of the Debtor’s board of directors shall no longer serve in such capacity and shall, automatically and without further action or approval, be discharged of all duties in connection therewith.

5.3Arrangements with the Distribution Trustee

The identity of the individual or entity proposed to serve as the Distribution Trustee under the Distribution Trust shall be disclosed by the Debtor in the Plan Supplement. At the Confirmation Hearing, the Debtor shall seek Bankruptcy Court approval of the Distribution Trustee. The person or entity so approved shall serve as the Distribution Trustee upon effectiveness of the Distribution Trust Agreement on the Effective Date. All compensation for the Distribution Trustee shall be paid from the Available Cash in accordance with the Distribution Trust Agreement.

5.4The Closing

The Closing of the transactions required and contemplated under the Plan shall take place on the Effective Date at the offices of Goulston & Storrs PC, 885 Third Avenue, 18th Floor, New York, New York 10022, or at such other place identified in a notice provided to those parties listed

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in Section 12.14 of the Plan. The Debtor and Plan Sponsor may reschedule the Closing by making an announcement at the originally scheduled Closing of the new date for the Closing. All documents to be executed and delivered by any party as provided in this Article V and all actions to be taken by any party to implement the Plan as provided herein shall be in form and substance satisfactory to the Debtor and Plan Sponsor. The following actions shall occur at or before the Closing (unless otherwise specified), and shall be effective as of the Effective Date:

(a)Execution of Documents and Corporate Action. The Debtor shall deliver all documents and perform all actions reasonably contemplated with respect to implementation of the Plan. The Debtor, or its designee, is authorized (i) to execute on behalf of the Debtor, in a representative capacity and not individually, any documents or instruments after the Confirmation Date or at the Closing that may be necessary to consummate the Plan; and (ii) to undertake any other action on behalf of the Debtor to consummate the Plan. Each of the matters provided for under the Plan involving the corporate structure of the Debtor or corporate action to be taken by or required of the Debtor will, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and shall be authorized, approved, and (to the extent taken before the Effective Date) ratified in all respects without any requirement of further action by stockholders, creditors, or directors of the Debtor. On the Effective Date, all matters provided for in the Plan involving the corporate structure of the Reorganized Debtor, and all corporate actions required by the Debtor and the Reorganized Debtor in connection with the Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the Debtor, the Reorganized Debtor or the Bankruptcy Court. For purposes of effectuating the Plan, none of the transactions contemplated in the Plan shall constitute a change of control under any agreement, contract, or document of the Debtor.

(b)Release of Liens. Upon request by the Debtor, the Reorganized Debtor or the Plan Sponsor, any Person holding a Lien in any of the Debtor’s Property shall execute any lien release or similar document(s) required to implement the Plan or reasonably requested by the Debtor, the Reorganized Debtor or the Plan Sponsor in a prompt and diligent manner. Notwithstanding the foregoing, the Debtor, the Reorganized Debtor or the Plan Sponsor is authorized to execute any lien release or similar document(s) required to implement the Plan.

(c)Cancellation of Interests. On the Effective Date, all existing Interests of Debtor shall be retired, cancelled, extinguished and/or discharged in accordance with the terms of the Plan. Except as otherwise provided in the Plan or the Plan Supplement, on the Effective Date: (1) the obligations of the Debtor under any certificate, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document, directly or indirectly, evidencing or creating any indebtedness or obligation of or ownership interest in the Debtor giving rise to any Claim or Interest shall be cancelled as to the Debtor and the Reorganized Debtor shall not have any continuing obligations thereunder; and (2) the obligations of the Debtor pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, purchase rights, options, warrants or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtor shall be released and discharged.

(d)Issuance of New Equity. On the Effective Date, 1,000 shares of New Equity of the Reorganized Debtor shall be issued to ESW, representing 100% of the equity of the

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Reorganized Debtor. The New Equity shall be free and clear of all Liens, Claims, interests, and encumbrances of any kind, except as otherwise provided in the Plan. All the shares of the New Equity issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assignable. On the Effective Date, none of the New Equity will be listed on a national securities exchange. The Reorganized Debtor may take all necessary actions, if applicable, after the Effective Date to suspend any requirement to (i) be a reporting company under the Securities Exchange Act, and (ii) file reports with the Securities and Exchange Commission or any other entity or party. On or promptly after the Effective Date, the Debtor or the Reorganized Debtor may file with The Nasdaq Stock Market LLC a Form 25 for the purpose of terminating the listing of the Debtor Common Stock on Nasdaq and with the Securities and Exchange Commission a Form 15 for the purpose of terminating the registration of the Debtor Common Stock under the Securities Exchange Act and take any other in connection therewith.

(e)Funding of the Cash Consideration. On the Effective Date, the Plan Sponsor shall contribute to the Debtor or Distribution Trust an amount of Cash equal to the Cash Consideration. Funding of the Cash Consideration is not subject to any financing contingency. The Cash Consideration shall be used to fund Distributions under the Plan, subject to Section 5.4(h) hereof.

(f)Execution and Ratification of the Distribution Trust Agreement. As a condition to the occurrence of the Effective Date, the Distribution Trust Agreement shall be executed by all parties thereto and become effective on the Effective Date.

(g)Transfer of Distribution Trust Assets. On the Effective Date, all property of the Debtor constituting the Distribution Trust Assets shall be conveyed and transferred by the Debtor to the Distribution Trust, free and clear of all Liens, Claims, Interests, and encumbrances. Unless otherwise provided for herein, on and after the Effective Date, without further approval of the Bankruptcy Court, the Distribution Trust may sell, assign, transfer, abandon or otherwise dispose of at a public or private sale any of the IP Addresses for the purpose of liquidating or converting such assets to Cash; provided,  however, that nothing herein restricts the right of the Distribution Trust to seek Bankruptcy Court approval for such sale, assignment, transfer, or other disposal of the IP Addresses.

(h)Distributions from Cash-on-Hand and IP Addresses. Prior to making Distributions to pay holders of Allowed Equity Interests from the Cash-on-Hand or proceeds generated from the sale of the IP Addresses after the Effective Date, such funds shall first be used to pay, to the extent not already paid by the Debtor, all Case-Related Claims and Expenses and repayment of amounts, if any, incurred by the Plan Sponsor in connection with funding such Case-Related Claims and Expenses.

5.5Tax Treatment of the Distribution Trust

The Distribution Trust established under the Plan is established for the purpose of making Distributions to holders of Allowed Claims and Interests from the Distribution Trust Assets transferred to the Distribution Trust (or from the proceeds of such Distribution Trust Assets, as applicable) and performing related and incidental functions referenced in the Distribution Trust Agreement. The Distribution Trust shall have no objective of continuing or engaging in any trade

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or business except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the trust. The purpose of the Distribution Trust is to provide a mechanism for the liquidation of the Distribution Trust Assets, and to distribute the Consideration and the proceeds of the liquidation, net of all claims, expenses, charges, liabilities, and obligations of the Distribution Trust, to the Beneficiaries in accordance with the terms of the Plan. No business activities will be conducted by the Distribution Trust other than those associated with or related to the liquidation of the Distribution Trust Assets. It is intended that the Distribution Trust be classified for federal income tax purposes as a “liquidating trust” within the meaning of the Treasury Regulations Section 301.7701-4(d). All parties and Beneficiaries shall treat the transfers in trust described herein as transfers to the Beneficiaries for all purposes of the Internal Revenue Code of 1986, as amended (including Sections 61(a)(12), 483, 1001, 1012, and 1274 thereof). All the parties and Beneficiaries shall treat the transfers in trust as if all the transferred assets, including all the Distribution Trust Assets, had been first transferred to the Beneficiaries and then transferred by the Beneficiaries to the Distribution Trust. The Beneficiaries shall be treated for all purposes of the Internal Revenue Code of 1986, as amended, as the grantors of the Distribution Trust and the owners of the Distribution Trust. The Distribution Trustee shall file returns for the Distribution Trust as a grantor trust pursuant to Treasury Regulations Section 1.671-4(a) or (b). All parties, including the Beneficiaries and the Distribution Trustee, shall value the Distribution Trust Assets consistently, and such valuations shall be used for all federal income tax purposes. Beneficiaries may wish to consult with a tax professional regarding the tax consequences of holding a Beneficial Interest in or receiving a Distribution from the Distribution Trust.

5.6Preservation of Rights of Action

Unless any Rights of Action against a Person are expressly waived, relinquished, exculpated, released, compromised, transferred or settled in the Plan or by a Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtor shall retain and may enforce all rights to commence and pursue any and all Rights of Action, and the Reorganized Debtor’s rights to commence, prosecute or settle such Rights of Action shall be preserved notwithstanding the occurrence of the Effective Date. For the avoidance of doubt, and notwithstanding Section 6.1 of the Plan, the Reorganized Debtor shall retain and shall have the exclusive right to enforce any and all of the Debtor’s Rights of Action including, without limitation, those arising from or related to (a) Intellectual Property and (b) claims and causes of action under chapter 5 of the Bankruptcy Code (including, without limitation, claims for accounts receivable and claims for turnover of Cash of the Debtor being held in escrow or on deposit by third parties), and shall be the sole beneficiary of any contested matters, claims objections, proceedings or similar actions in connection therewith.

ARTICLE VI

PROVISIONS GOVERNING RESOLUTION OF CLAIMS AND INTERESTS

AND DISTRIBUTIONS OF PROPERTY UNDER THE PLAN

6.1Right to Object to Claims

Notwithstanding anything to the contrary herein, subject to the terms and conditions set forth in the Distribution Trust Agreement, and notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, except insofar as a Claim is Allowed under the Plan

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on and after the Effective Date, the Distribution Trustee and the Reorganized Debtor shall have the authority, but not the obligation, to: (1) file, withdraw or litigate to judgment objections to and requests for estimation of Claims; (2) settle or compromise any Disputed Claim without any further notice to or action, order or approval by the Bankruptcy Court; and (3) administer and adjust the Claims register to reflect any such settlements or compromises without any further notice to or action, order or approval by the Bankruptcy Court. The Distribution Trustee shall succeed to any pending objections to Claims filed by the Debtor prior to the Effective Date, and shall have and retain any and all rights and defenses the Debtor had immediately prior to the Effective Date with respect to any Disputed Claim. The Reorganized Debtor shall provide commercially reasonable assistance and cooperation to the Distribution Trustee, at the Distribution Trustee’s cost, in connection with the Distribution Trustee’s prosecution of objections to Claims, including, without limitation, reasonable access to the books and records of the Debtor or the Reorganized Debtor (as the case may be) and other information reasonably requested by the Distribution Trustee to enable the Distribution Trustee to perform its obligations under the Distribution Trust Agreement; provided that the Distribution Trustee will keep all such information confidential and will not disclose any information provided by the Reorganized Debtor without express written consent of the Reorganized Debtor. Further, notwithstanding anything to the contrary, no provision by the Reorganized Debtor of any privileged or confidential information to the Distribution Trustee shall result in the waiver of any privilege, confidentiality or other protections held by the Reorganized Debtor. The Distribution Trustee will cooperate fully with the Reorganized Debtor in preserving privilege and confidentiality of any information provided by the Reorganized Debtor to the Distribution Trustee. Notwithstanding the foregoing, nothing herein shall impose upon or require the Reorganized Debtor to preserve or maintain the Debtor’s books and records for any purpose beyond twelve (12) months following the Effective Date unless the Distribution Trustee notifies the Reorganized Debtor in writing before that time that the Distribution Trustee has no further need to have access to such books and records, in which case the Distribution Trust shall bear the costs of such preservation and/or maintenance.

6.2Deadline for Objecting to Claims

Objections to Claims must be filed with the Bankruptcy Court, and a copy of the objection must be served on the subject Creditor before the expiration of the Claim Objection Deadline (unless such period is further extended by subsequent orders of the Bankruptcy Court); otherwise such Claims shall be deemed Allowed in accordance with section 502 of the Bankruptcy Code. The objection shall notify the Creditor of the deadline for responding to such objection.

6.3Deadline for Responding to Claim Objections

No later than seven (7) days prior to a hearing scheduled with respect to an objection to any Claim, or such other date as is indicated on such objection or the accompanying notice thereof, the Creditor whose Claim was objected to must file a written response to the objection with the Bankruptcy Court and serve a copy on the Distribution Trustee. Failure to file a written response within the applicable deadline may cause the Bankruptcy Court to enter a default judgment against the non-responding Creditor or otherwise grant the relief requested in the claim objection.

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6.4Right to Request Estimation of Claims

Pursuant to section 502(c) of the Bankruptcy Code, each of the Debtor, the Reorganized Debtor, and the Distribution Trustee may request estimation or liquidation of any Disputed Claim that is contingent or unliquidated or any Disputed Claim arising from a right to an equitable remedy or breach of performance.

6.5Distribution Procedures Regarding Allowed Claims

(a)In General. The Distribution Trustee shall make all Distributions on account of Allowed Claims required to be made under the Plan, including Distributions from the Distribution Trust.

(b)Distributions on Allowed Claims Only. Distributions from Available Cash shall be made only to the holders of Allowed Claims. Unless and until a Disputed Claim becomes an Allowed Claim, the holder of that Disputed Claim shall not receive a Distribution.

(c)Place and Manner of Payments of Distributions Regarding Allowed Claims. Except as otherwise specified in the Plan, Distributions from Available Cash on account of Allowed Claims shall be made by mailing such Distribution to the Creditor at the address listed in any proof of claim filed by the Creditor or at such other address as such Creditor shall have specified for payment purposes in a written notice received by the Distribution Trustee at least twenty (20) days before a Distribution Date. If a Creditor has not filed a proof of claim or sent the Distribution Trustee a written notice of payment address, then the Distribution(s) for such Creditor will be mailed to the address identified in the Schedules of Assets and Liabilities. The Distribution Trustee shall distribute any Cash by wire, check, or such other method as it deems appropriate under the circumstances. Before receiving any Distributions, all Creditors, at the request of the Distribution Trustee, must provide written notification of their respective Federal Tax Identification Numbers or Social Security Numbers to the Distribution Trustee; otherwise, the Distribution Trustee may suspend Distributions to any Creditors who have not provided their Federal Tax Identification Numbers or Social Security Numbers.

(d)Undeliverable Distributions. If a Distribution made from Available Cash on account of an Allowed Claim to any Creditor is returned as undeliverable, the Distribution Trustee shall use reasonable efforts to determine the then current address for such Creditor. If the Distribution Trustee cannot determine, or is not notified of, a then current address for such Creditor within six (6) months after the Effective Date, the Distribution reserved for such Creditor shall be deemed an unclaimed Distribution, and Section 6.5(e) of the Plan shall be applicable thereto.

(e)Unclaimed Distributions. If the current address for a Creditor entitled to a Distribution from Available Cash on account of an Allowed Claim under the Plan has not been determined or such Creditor has otherwise not been located within six (6) months after the Effective Date or a Creditor has not submitted a valid Federal Tax Identification Number or Social Security Number to the Distribution Trustee within three (3) months after the Distribution Trustee made a request therefor, then in each case such Creditor shall forfeit the Distribution on the Claim and any amounts to which the Creditor would have otherwise been entitled shall become Available

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Cash to pay Allowed Interests the subsequent portion of the Equity Interest Recovery pursuant to Section 6.6(a)(ii) hereof.

6.6Distribution Procedures Regarding Allowed Interests

(a)In General. The Distribution Trustee shall make all Distributions on account of Allowed Interests required to be made under the Plan, to effectuate the Equity Interest Recovery, including Distributions from the Distribution Trust.

(b)Distributions on Allowed Interests Only. Distributions from Available Cash shall be made only to the holders of Allowed Interests. Unless and until a Disputed Claim becomes an Allowed Interest, the holder of that Disputed Interest shall not receive a Distribution from Available Cash.

(c)Distribution Procedures Regarding Allowed Equity Interests. As a condition precedent to receiving any distribution on account of its Equity Interests, each holder of record of an Allowed Equity Interest shall be deemed to have surrendered such Equity Interest, and such surrendered Equity Interest shall be deemed to be cancelled as of the Effective Date pursuant to this Section 6.6, except to the extent otherwise provided herein, and the Distribution Record Date shall not apply to such distributions. The distribution to Holders of Allowed Equity Interests through DTC shall be made in accordance with the customary procedures of DTC.

6.7Additional Distribution Procedures

(a)Withholding. The Distribution Trustee may, but shall not be required to, at any time withhold from a Distribution from Available Cash to any Person (except the Internal Revenue Service) amounts sufficient to pay any tax or other charge that has been or may be imposed on such Person with respect to the amount distributable or to be distributed under the income tax laws of the United States or of any state or political subdivision or entity by reason of any Distribution provided for in the Plan, whenever such withholding is determined by the Distribution Trustee (in its sole discretion) to be required by any law, regulation, rule, ruling, directive, or other governmental requirement. The Distribution Trustee, in the exercise of its sole discretion and judgment, may enter into agreements with taxing or other authorities for the payment of such amounts that may be withheld in accordance with the provisions of this section.

(b)Dissolution

i.The Distribution Trustee shall be discharged and Distribution Trust shall be dissolved at such time as all of the Distribution Trust Assets have been liquidated and distributed pursuant to the Plan and the Distribution Trust Agreement; provided, however, that in no event shall the Distribution Trust be dissolved later than three (3) years from the creation of the Distribution Trust unless the Bankruptcy Court, upon motion within the six-month period prior to the third (3rd) anniversary (or within the six-month period prior to the end of an extension period), determines that a fixed period extension is necessary to facilitate or complete the liquidation of the Distribution Trust Assets. Such extensions in aggregate shall not exceed three (3) years without a favorable private letter ruling from the Internal Revenue Service or an opinion of counsel satisfactory to the Distribution Trustee that any further extension would not adversely affect the status of the trust as a liquidating trust for United States federal income tax purposes)

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ii.If at any time the Distribution Trustee determines, in reliance upon such professionals as a Distribution Trustee may retain, that the expense of administering the Distribution Trust so as to make a final distribution to Beneficiaries is likely to exceed the value of the assets remaining in the Distribution Trust, the Distribution Trustee may (i) reserve any amount necessary to dissolve the Distribution Trust, (ii) donate any balance to a charitable organization (A) described in section 501(c)(3) of the Internal Revenue Code, (B) exempt from United States federal income tax under section 501(a) of the Internal Revenue Code, (C) not a “private foundation,” as defined in section 509(a) of the Internal Revenue Code, and (D) that is unrelated to the Debtor, the Distribution Trust, and any insider of the Distribution Trustee, and (iii) dissolve the Distribution Trust.

(c)Procedures Regarding Distributions from the Distribution Trust. Procedures regarding Distributions from the Distribution Trust shall be governed by the Distribution Trust Agreement.

ARTICLE VII

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

7.1Assumption of Executory Contracts and Unexpired Leases

On the Effective Date, except as otherwise provided in the Plan or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan, including without limitation pursuant to Section 7.2 hereof, all Executory Contracts and Unexpired Leases shall be deemed assumed without the need for any further notice to or action, order, or approval of the Bankruptcy Court as of the Effective Date under section 365 of the Bankruptcy Code; provided, further, that, upon the occurrence of the Effective Date, the RSA will terminate in accordance with its terms.

Entry of the Confirmation Order shall constitute a Final Order of the Bankruptcy Court approving the assumption or assumption and assignment, as applicable, of such Executory Contracts or Unexpired Leases as set forth in the Plan, pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Unless otherwise indicated, the assumption or assumption and assignment of Executory Contracts and Unexpired Leases pursuant to the Plan are effective as of the Effective Date. Each Executory Contract or Unexpired Lease assumed pursuant to the Plan or a Final Order of the Bankruptcy Court but not assigned to a third party before the Effective Date shall re-vest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified in the Plan or any Final Order of the Bankruptcy Court authorizing and providing for its assumption under applicable federal law.

To the maximum extent permitted by law, to the extent that any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to the Plan restricts or prevents, purports to restrict or prevent, or is breached or deemed breached by the assumption or assumption and assignment of such Executory Contract or Unexpired Lease (including any “change of control” provision), such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto.

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7.2Rejection of Executory Contracts and Unexpired Leases

All Executory Contracts and Unexpired Leases identified on the Schedule of Rejected Contracts and Unexpired Leases, to be attached to the Plan as Exhibit B (or rejected by the Debtor previously), shall be deemed rejected on the Effective Date. Entry of the Confirmation Order shall constitute approval of such rejections under sections 365 and 1123 of the Bankruptcy Code. Notwithstanding the rejection of an Executory Contract, the terms of any confidentiality agreement or covenant not to compete contained therein shall survive and remain in full force and effect for the term thereof.

7.3Cure of Defaults for Assumed Executory Contracts and Unexpired Leases

Any monetary defaults under each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash from the Consideration on or about the Effective Date, subject to the limitation described below, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise and payment of the applicable cure amount shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Any proof of claim filed with respect to an Executory Contract or Unexpired Lease that is assumed shall be deemed disallowed and expunged, without further notice to or action, order or approval of the Bankruptcy Court.

7.4Contracts and Leases Entered Into After the Petition Date

Contracts and leases entered into after the Petition Date, including any Executory Contracts and Unexpired Leases assumed by the Debtor, will be performed by the Debtor or Reorganized Debtor liable thereunder in the ordinary course of its business. Accordingly, unless specifically rejected pursuant to Section 7.2 hereof, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order. For the avoidance of doubt, the Reorganized Debtor is not assuming, and will not be liable for, any of contracts with the Debtor’s professionals or any Professional Compensation Claims in connection therewith.

7.5Procedures Related to Assumption of Executory Contracts and Unexpired

Leases

(a)Establishment of Cure Claim Amounts

The Cure Amounts associated with the assumption of the Executory Contracts and Unexpired Leases pursuant to Section 7.1 hereof are specified in the Schedule of Assumed Contracts and Unexpired Leases attached to the Plan as Exhibit A. The Debtor shall serve counterparties to the Executory Contracts and Unexpired Leases with a Cure Notice. The Debtor and the Plan Sponsor reserve the right to amend or supplement the Cure Notice.

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Any objection to Cure Notice including (i) a Cure Objection or (ii) an Adequate Assurance Objection to be provided by the Plan Sponsor on behalf of the Reorganized Debtor must be in writing, filed with the Bankruptcy Court, and served upon (a) the Debtor, (b) counsel to the Debtor, (c) counsel to the Plan Sponsor, and (d) the U.S. Trustee, by no later than the Cure Amount Objection Deadline (i.e., May 7, 2020). Any such Cure Objection or Adequate Assurance Objection must set forth the specific default alleged under the applicable Executory Contract and claim a specific monetary amount that differs from the applicable Cure Amount, if any, and/or further information required of the Reorganized Debtor with respect to adequate assurance of future performance.

If no Objection to the Cure Amount with respect to an Executory Contract or Unexpired Lease is received by the Objection Deadline, then the assumption of such Executory Contract or Unexpired Lease shall be authorized pursuant to sections 365 and 1123 of the Bankruptcy Code and the applicable Cure Amount, if any, shall be binding upon the non-Debtor counterparty to such Executory Contract or Unexpired Lease for all purposes and shall constitute a final determination of the Cure Amount required to be paid to such Executory Contract or Unexpired Lease counterparty, and such Executory Contract or Unexpired Lease counterparty shall be deemed to have waived its right to object to, contest, condition, or otherwise restrict the assumption of such Executory Contract or Unexpired Lease (including, without limitation, from asserting any additional cure or other amounts with respect to the Executory Contract or Unexpired Lease arising prior to such assumption). Furthermore, upon the assumption of such Executory Contract or Unexpired Lease, the Reorganized Debtor shall enjoy all of the Debtor’s rights and benefits thereunder without the necessity of obtaining any party’s written consent to the Debtor’s assumption of such rights and benefits.

(b)Objection to Disputed Cure Amounts

The Plan Sponsor shall have the right to examine any Objection to Cure Amount filed by any party, and shall have the right to object to and contest the Disputed Cure Amount asserted therein.

If an objection to a Disputed Cure Amount has not been resolved by the Bankruptcy Court or agreement of the parties by the Effective Date, the Executory Contract or Unexpired Lease related to such Disputed Cure Amount shall be deemed assumed by the Reorganized Debtor effective on the Effective Date; provided, however, the Reorganized Debtor may revoke an assumption of any such Executory Contract or Unexpired Lease within ten (10) days after entry of an order by the Bankruptcy Court adjudicating the objection to the Disputed Cure Amount related to the Executory Contract or Unexpired Lease by filing a notice of such revocation with the Bankruptcy Court and serving a copy on the party(ies) whose Executory Contract or Unexpired Lease is rejected. Any Executory Contract or Unexpired Lease identified in a revocation notice shall be deemed rejected retroactively to the Effective Date.

(c)Payment of Cure Amounts

On or about the Effective Date, the Distribution Trustee shall pay all Cure Amounts related to Executory Contracts and Unexpired Leases listed on the Cure Notice, other than Disputed Cure Amounts from out of Available Cash.

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Subject to Section 7.5(b) hereof, the Distribution Trustee shall pay all Cure Amounts that are subject to an objection on the later of (i) within ten (10) Business Days after the Effective Date or (ii) within ten (10) Business Days after entry of an order by the Bankruptcy Court resolving the objection or approving an agreement between the parties concerning the Cure Amount.

(d)No Admission of Liability

Neither the inclusion nor exclusion of any Executory Contract or Unexpired Lease by the Debtor and the Plan Sponsor on the Cure Notice, nor anything contained in the Plan, shall constitute an admission by the Debtor or the Plan Sponsor that any such contract or unexpired lease is in fact an Executory Contract or Unexpired Lease or that the Debtor has any liability thereunder.

(e)Reservation of Rights

Nothing in the Plan shall waive, excuse, limit, diminish, or otherwise alter any of the defenses, claims, causes of action, or other rights of the Debtor under any executory or non-executory contract or any unexpired or expired lease, nor shall any provision of the Plan increase, augment, or add to any of the duties, obligations, responsibilities, or liabilities of the Debtor under any such contract or lease.

7.6Rejection Claim

Each Claim resulting from the rejection of an Executory Contract or Unexpired Lease, pursuant to Section 7.2 hereof, shall be filed with the Bankruptcy Court no later than the Rejection Claim Bar Date; provided, however, any party whose Executory Contract or Unexpired Lease is rejected pursuant to a revocation notice, pursuant to Section 7.5(b) hereof, may file a rejection damage Claim arising out of such rejection within thirty (30) days after the filing of the revocation notice with the Bankruptcy Court. Any Claim resulting from the rejection of an Executory Contract or Unexpired Lease not filed by the applicable deadline shall be discharged and forever barred, and shall not be entitled to any Distributions under the Plan. The Distribution Trustee shall have the right to object to any rejection damage Claim.

Notwithstanding the rejection of an Executory Contract or Unexpired Lease, the terms of any confidentiality agreement or covenant not to compete contained therein shall survive and remain in full force and effect for the term thereof.

7.7Indemnification Obligations

On and as of the Effective Date, the Indemnification Provisions will be assumed with respect to any claims or Causes of Action whether direct or derivative, liquidated or unliquidated, fixed, or contingent, disputed or undisputed, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted. Notwithstanding anything to the contrary herein, the Reorganized Debtor shall not be required to indemnify the Debtor’s managers, directors, officers, or employees for any claims or Causes of Action for which indemnification is barred under applicable law, the Debtor’s organizational documents, or applicable agreements governing the Debtor’s indemnification obligations.

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Except with respect to the Indemnification Provisions, any other obligation or agreement of the Debtor to indemnify, reimburse, or limit the liability of any Person, including any contract or lease counterparty, relating to any acts or omissions occurring before the Effective Date, whether arising pursuant to charter, bylaws, contract or applicable state law, shall be deemed to be, and shall be treated as, a General Unsecured Claim and/or Executory Contract and shall be deemed to be rejected, canceled, and discharged pursuant to the Plan as of the Effective Date and any and all Claims resulting from such obligations are disallowed under section 502(e) of the Bankruptcy Code or other applicable grounds, including section 502(d), or if any court of applicable jurisdiction rules to the contrary, such Claim shall be estimated pursuant to section 502(c) of the Bankruptcy Code in the amount of $0 or such other amount as the Bankruptcy Court shall determine.

7.8Employee Compensation and Benefits

Subject to the provisions of the Plan and the RSA, all Compensation and Benefits Programs shall be treated as Executory Contracts under the Plan and deemed assumed on the Effective Date pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code; provided, however, that all provisions in any agreement or Compensation and Benefits Program relating to equity-based awards, including any termination-related provisions with respect to equity based awards, will be deemed rejected and terminated on the Effective Date; provided further that any agreement or Compensation and Benefits Program related to Dr. Pehong Chen shall be replaced and superceded by the Transition Services Agreement. The Reorganized Debtor shall honor, in the ordinary course of business, Claims of employees employed as of the Effective Date for accrued vacation time arising prior to the Petition Date and not otherwise paid pursuant to a Final Order of the Bankruptcy Court.

Any assumption or rejection of an agreement or Compensation and Benefits Program pursuant to the terms herein shall not be deemed to trigger any applicable change of control, immediate vesting, termination, or similar provisions therein. No counterparty shall have rights under a Compensation and Benefits Program assumed pursuant to the Plan other than those applicable immediately prior to such assumption.

7.9Director and Officer’s Insurance Policies

Notwithstanding anything in the Plan to the contrary, the Reorganized Debtor shall be deemed to have assumed all of the Debtor’s D&O Liability Insurance Policies pursuant to section 365(a) of the Bankruptcy Code effective as of the Effective Date. Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtor’s foregoing assumption of the D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained in the Plan, confirmation of the Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Debtors under the Plan as to which no Proof of Claim need be filed.

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7.10 Other Insurance Policies

On the Effective Date, each of the Debtor’s insurance policies in existence as of the Effective Date shall be reinstated and continued in accordance with their terms and, to the extent applicable, shall be deemed assumed by the Reorganized Debtor pursuant to section 365 of the Bankruptcy Code and Article VII of this Plan. Nothing in the Plan shall affect, impair, or prejudice the rights of the insurance carriers, the insureds, or the Reorganized Debtor under the insurance policies in any manner, and such insurance carriers, the insureds, and Reorganized Debtor shall retain all rights and defenses under such insurance policies. The insurance policies shall apply to and be enforceable by and against the insureds and the Reorganized Debtor in the same manner and according to the same terms and practices applicable to the Debtor, as existed prior to the Effective Date.

ARTICLE VIII

EFFECT OF REJECTION BY ONE OR MORE CLASSES

8.1Impaired Classes Entitled to Vote

Each impaired Class other than any Class deemed to reject the Plan shall be entitled to vote separately to accept or reject the Plan. A holder of a Disputed Claim which has not been temporarily allowed for purposes of voting on the Plan may vote only such Disputed Claim in an amount equal to the portion, if any, of such Claim shown as fixed, liquidated, and undisputed in the Debtor’s Schedules of Assets and Liabilities.

8.2Acceptance by Class

A Class of Claims shall have accepted the Plan if the Plan is accepted by at least two thirds (2/3) in amount and more than one half (1/2) in number of the Allowed Claims of such Class that have voted or been deemed to accept or reject the Plan.

A Class of Interests shall have accepted the Plan if the Plan is accepted by at least two thirds (2/3) in amount of the Allowed Claims of such Class that have voted or been deemed to accept or reject the Plan.

8.3Reservation of Cramdown Rights

In the event that any impaired Class shall fail to accept the Plan in accordance with section 1129(a) of the Bankruptcy Code, the Debtor and Plan Sponsor reserve the right to request that the Bankruptcy Court confirm the Plan in accordance with the provisions of the section 1129(b) of the Bankruptcy Code.

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ARTICLE IX

EFFECT OF CONFIRMATION

9.1Legally Binding Effect

The provisions of the Plan shall be binding and inure to the benefit of the Debtor, all Holders of Claims and Interests, and their respective successors and assigns, whether or not they accept the Plan and wherever located.

9.2Vesting of Property of Debtor in Reorganized Debtor

On the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, except as otherwise expressly provided in the Plan or Confirmation Order, all Estate Property, other than the Distribution Trust Assets, shall vest in the Reorganized Debtor free and clear of all Liens, Claims, Interests, and encumbrances of any kind, except as otherwise provided in the Plan. Moreover, pursuant to Bankruptcy Code section 1141(d), the effect of confirmation of the Plan shall be to discharge the Debtor from any debt that arose before the Effective Date, and any debt of a kind specified in Bankruptcy Code sections 502(g), 502(h), or 502(i).

The issuance of New Equity or transfer of assets through the Plan shall not result in ESW or the Reorganized Debtor (a) having any liability or responsibility for any Claim against or Interest in the Debtor, the Debtor’s estate, or Insider of the Debtor, or (b) having any liability or responsibility to the Debtor or the Debtor, each except as expressly set forth in the Plan. Without limiting the effect or scope of the foregoing, and to the fullest extent permitted by applicable laws, the issuance of the New Equity or transfer of assets contemplated in the Plan shall not subject the Reorganized Debtor, its properties or assets or affiliates, successors, or assigns to any liability for Claims against the Debtor’s interests in such assets by reason of such issuance of New Equity or transfer of assets under any applicable laws, including, without limitation, any successor liability.

On the Effective Date, except as otherwise provided in the Plan, the Reorganized Debtor may operate its business and may use, acquire, or dispose of any and all Estate Property, without supervision of or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

ARTICLE X

INJUNCTIONS, RELEASES, AND DISCHARGE

10.1 Discharge of the Debtor

To the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code, except as otherwise expressly provided by the Plan or the Confirmation Order, all Distributions under the Plan will be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims and causes of action, whether known or unknown, including any interest accrued on such Claims from and after the Petition Date, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtor or any of its assets or properties, and regardless of whether any property will have been distributed or retained pursuant to the Plan on account of such Claims or Interests. Except as otherwise expressly provided by the Plan or the Confirmation Order, upon the Effective Date, the Debtor and its estate will be deemed

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discharged and released under and to the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code from any and all Claims and Interests of any kind or nature whatsoever, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code. The Confirmation Order shall be a judicial determination of the discharge of all Claims against, and Interests in, the Debtor, subject to the occurrence of the Effective Date.

10.2 Discharge Injunction

Except as otherwise expressly provided in the Plan, the discharge and releases set forth in Section 1101 hereof shall also operate as an injunction permanently prohibiting and enjoining the commencement or continuation of any action or the employment of process with respect to, or any act to collect, recover from, or offset (a) any Claim or Interest discharged and released in Section 10.1 hereof, or (b) any cause of action, whether known or unknown, based on the same subject matter as any Claim or Interest discharged and released in Section 10.1 hereof. Except as otherwise expressly provided in the Plan, all Persons shall be precluded and forever barred from asserting against the Debtor and the Reorganized Debtor, their successors or assigns, or their assets, properties, or interests in property, any other or further Claims or Interests, or any other right to legal or equitable relief, regardless of whether such right can be reduced to a right to payment, based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not the facts of or legal bases therefor were known or existed prior to the Effective Date.

10.3 Exculpation and Limitation of Liability

The Exculpated Parties will neither have nor incur any liability to any entity for any claims or causes of action arising on or after the Petition Date and prior to or on the Effective Date for any act taken or omitted to be taken in connection with, or related to formulating, negotiating, preparing, disseminating, implementing, administering, confirming or effecting the consummation of the Plan, the Disclosure Statement, or any other contract, instrument, release or other agreement or document created or entered into in connection with the Plan or any other prepetition or postpetition act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Debtor, the approval of the Disclosure Statement or confirmation or consummation of the Plan; provided, however, that the foregoing provisions will have no effect on the liability of any entity that results from any such act or omission that is determined in a Final Order of the Bankruptcy Court or other court of competent jurisdiction to have constituted actual fraud, gross negligence or willful misconduct; provided, further, that the Debtor will be entitled to rely upon the advice of counsel concerning their duties pursuant to, or in connection with, the above referenced documents, actions or inactions.

10.4 Releases by the Debtor

Notwithstanding anything to the contrary in the Plan or the Confirmation Order, effective as of the Effective Date, for good and valuable consideration provided by each of the Released Parties, the adequacy of which is hereby acknowledged and confirmed, the Debtor will be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever provided a full discharge, waiver and release to the Released Parties and their respective related parties (and each

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such Released Party and their respective related parties so released shall be deemed forever released by the Debtor) and their respective properties from any and all claims that the Debtor or any of their respective related parties would have been legally entitled to assert in their own right, on their own behalf, or on behalf of another party, against the Released Parties or their respective related parties; provided, however, that the foregoing provisions of this release shall not operate to waive or release (i) the rights of the Debtor to enforce the Plan and the contracts, instruments, releases and other agreements or documents delivered under or in connection with the Plan or assumed pursuant to the Plan or assumed pursuant to final order of the Bankruptcy Court; and/or (ii) any defenses against a third party.

The foregoing release shall be effective as of the Effective Date without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person and the Confirmation Order will permanently enjoin the commencement or prosecution by any person, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, or liabilities released pursuant to this release.

Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of any party or Entity under the Plan, or any document, instrument, or agreement (including those set forth in any document, schedule or disclosure included with or contained in the Plan Supplement) executed to implement the Plan.

10.5 Releases by Third Parties

On, and as of, the Effective Date and for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Released Parties shall be forever released from any and all claims, obligations, actions, suits, rights, debts, accounts, causes of action, remedies, avoidance actions, agreements, promises, damages, judgments, demands, defenses, or claims in respect of equitable subordination, and liabilities throughout the world under any law or court ruling through the Effective Date (including all claims based on or arising out of facts or circumstances that existed as of or prior to the Effective Date, including claims based on negligence or strict liability, and further including any derivative claims asserted on behalf of the Debtor, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity or otherwise, that the Debtor, its Estate, or the Reorganized Debtor would have been legally entitled by applicable law to assert in its own right, whether individually or collectively) which the Debtor, its Estate, the Reorganized Debtor, Creditors, Interest Holders or other persons receiving or who are entitled to receive Distributions under the Plan may have against any of them in any way related to the Chapter 11 Case or the Debtor (or its predecessors); provided, however, that the foregoing release is granted only by Creditors and Interest Holders who are unimpaired and do not indicate an election to opt-out of granting such release by making such election electronically on the Claims Agent’s website at https://dm.epiq11.com/broadvision; provided, further, that the release provided in this Section 10.5 shall not extend to any claims by any Governmental Unit with respect to criminal liability under applicable law, willful misconduct or bad faith under applicable law, or ultra vires acts under applicable law.

Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of any party or Entity under the Plan, or any

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document, instrument, or agreement (including those set forth in any document, schedule or disclosure included with or contained in the Plan Supplement) executed to implement the Plan

For the avoidance of doubt, nothing in this Article X shall prevent the enforcement of the terms of the Plan.

ARTICLE XI

RETENTION OF JURISDICTION

11.1 Bankruptcy Court Jurisdiction

Notwithstanding the entry of the Confirmation Order or the occurrence of the Effective Date, the Bankruptcy Court shall retain and have such jurisdiction over the Chapter 11 Case to the maximum extent as is legally permissible, including, without limitation, for the following purposes:

(a)To allow, disallow, determine, liquidate, classify or establish the priority or secured or unsecured status of or estimate any Claim or Interest, including, without limitation, the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims or Interests;

(b)To ensure that Distributions to holders of Allowed Claims and Interests are accomplished pursuant to the provisions of the Plan and the Distribution Trust Agreement;

(c)To determine any and all applications or motions pending before the Bankruptcy Court on the Effective Date of the Plan, including without limitation any motions for the rejection, assumption or assumption and assignment of any Executory Contract;

(d)To consider and approve any modification of the Plan, remedy any defect or omission, or reconcile any inconsistency in the Plan, or any order of the Bankruptcy Court, including the Confirmation Order;

(e)To determine all controversies, suits and disputes that may arise in connection with the interpretation, enforcement or consummation of the Plan or any Plan Documents or any entity’s obligations in connection with the Plan or any Plan Documents, or to defend any of the rights, benefits, Estate Property transferred, created, or otherwise provided or confirmed by the Plan or the Confirmation Order or to recover damages or other relief for violations thereof;

(f)To consider and act on the compromise and settlement of any claim or cause of action by or against the Debtor, the Estate, the Reorganized Debtor or the Distribution Trustee;

(g)To decide or resolve any and all applications, motions, adversary proceedings, contested or litigated matters, and any other matters, or grant or deny any applications involving the Debtor, or the Estate that may be pending on the Effective Date or that may be brought by the Debtor, the Reorganized Debtor, or the Distribution Trustee (as applicable), or any other related proceedings by the Reorganized Debtor, and to enter and enforce any default judgment on any of the foregoing;

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(h)To decide or resolve any and all Professional Compensation Claims;

(i)To issue orders in aid of execution and implementation of the Plan or any Plan Documents to the extent authorized by section 1142 of the Bankruptcy Code or provided by the terms of the Plan;

(j)To decide issues concerning the federal or state tax liability of the Debtor which may arise in connection with the confirmation or consummation of the Plan or any Plan Documents;

(k)To interpret and enforce any orders entered by the Bankruptcy Court in the Chapter 11 Case; and

(l)To enter an order closing this Chapter 11 Case when all matters contemplating the use of such retained jurisdiction have been resolved and satisfied.

11.2 Limitation on Jurisdiction

In no event shall the provisions of the Plan be deemed to confer in the Bankruptcy Court jurisdiction greater than that established by the provisions of 28 U.S.C. §§ 157 and 1334, as well as the applicable circumstances that continue jurisdiction for defense and enforcement of the Plan and Plan Documents. For the avoidance of doubt, however, such jurisdiction shall be deemed, by the entry of the Confirmation Order, to:

(a)Permit entry of a final judgment by the Bankruptcy Court in any core proceeding referenced in 28 U.S.C. § 157(b) and to hear and resolve such proceedings in accordance with 28 U.S.C. § 157(c) and any and all related proceedings, including, without limitation, (i) all proceedings concerning disputes with, or Rights of Action or Claims against, any Person that the Debtor, the Estate, the Distribution Trust or the Reorganized Debtor or any of their successors or assigns, may have, and (ii) any and all Rights of Action or other Claims against any Person for harm to or with respect to (x) any Estate Property, including any infringement of Intellectual Property or conversion of Estate Property, or (y) any Estate Property liened or transferred by the Debtor to any other Person;

(b)Include jurisdiction over the recovery of any Estate Property (or property transferred by the Debtor with Bankruptcy Court approval) from any Person wrongly asserting ownership, possession or control of the same, whether pursuant to sections 542, 543, 549, 550 of the Bankruptcy Code or otherwise, as well as to punish any violation of the automatic stay under section 362 of the Bankruptcy Code or any other legal rights of the Debtor or the Estate under or related to the Bankruptcy Code; and

(c)Permit the taking of any default judgment against any Person who has submitted himself or herself to the jurisdiction of the Bankruptcy Court.

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ARTICLE XII

MISCELLANEOUS PROVISIONS

12.1 Conditions to Confirmation

The Confirmation Order will not be effective unless (a) the Confirmation Order shall be in form and substance acceptable to the Debtor and Plan Sponsor, in their respective reasonable discretion, and shall provide for ESW to acquire all of the New Equity, free and clear of all Liens, Claims, interests and encumbrances of any kind, except as otherwise provided in the Plan, (b) the final version of the Plan, Plan Supplement, and any other documents, or schedules thereto, shall have been Filed in form and substance acceptable to the Debtor and Plan Sponsor in their respective reasonable discretion, and (c) no breach or failure to comply with the terms of the RSA, the Plan or any other material Final Order of the Bankruptcy Court shall have occurred and be continuing.

12.2 Conditions to Effectiveness

The occurrence of the Effective Date is subject to the occurrence of each of the following conditions: (a) the conditions to confirmation above have been either satisfied, or waived, by the Debtor and Plan Sponsor, (b) the Confirmation Order in form and substance reasonably satisfactory to the Debtor and Plan Sponsor shall have been entered by the Bankruptcy Court, confirming the Plan, and the Confirmation Order shall be in full force and effect and not subject to any stay or injunction, (c) the Plan Documents shall have been executed and delivered by all relevant parties, and any conditions (other than the occurrence of the Effective Date or certification by the Debtor that the Effective Date has occurred) contained therein have been satisfied or waived in accordance therewith, (d) the Cash Consideration shall have been received by the Debtor or the Distribution Trust, (e) no breach or failure to comply with the terms of the RSA, the Plan, the Confirmation Order or any other material Final Order of the Bankruptcy Court shall have occurred and be continuing; (f) ESW shall acquire the New Equity, free and clear of all Liens, Claims, interests and encumbrances of any kind, except as otherwise provided in the Plan, and (g) the Debtor has not caused, or as to Insiders, permitted to occur, (i) a Material Adverse Change with respect to the Debtor’s Intellectual Property or (ii) an “ownership change” as such term is used in section 382 of title 26 of the United States Code.

12.3 Exemption from Taxes

Pursuant to section 1146(a) of the Bankruptcy Code and the Plan, the issuance, transfer, or exchange of a security, or the making or delivery of an instrument of transfer under a plan confirmed under section 1129 of the Bankruptcy Code, may not be taxed under any law imposing a stamp tax or similar tax.

12.4 Securities Exemption

The offering and issuance of any rights by any party, including without limitation ESW or the Estate, under, pursuant to or in effecting the Plan, including, without limitation, the New Equity in the Reorganized Debtor, shall be exempt from the registration requirements of Section 5 of the Securities Act of 1933 (the “Securities Act”), if applicable, and from any state or federal securities laws requiring registration for offer or sale of a security or registration or licensing of an issuer of,

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underwriter of, or broker or dealer in, a security, and shall otherwise enjoy all exemptions available for Distributions of securities under a plan of reorganization in accordance with all applicable law, including without limitation section 1145 of the Bankruptcy Code. If the issuance of the New Equity does not qualify for an exemption under section 1145 of the Bankruptcy Code, the New Equity shall be issued in a manner which qualifies for any other available exemption from registration, whether as a private placement, pursuant to Section 4(2) of the Securities Act and/or safe harbor provisions promulgated thereunder, including Rule 506 under the Securities Act.

12.5 Defects, Omissions and Amendments of the Plan

The Debtor may, with the consent of the Plan Sponsor and the approval of the Bankruptcy Court and without notice to holders of Claims and Interests, insofar as it does not materially and adversely affect holders of Claims and Interests, correct any defect, omission, or inconsistency in the Plan in such a manner and to such extent necessary or desirable to expedite the execution of the Plan. The Debtor may, with the consent of the Plan Sponsor, propose amendments or alterations to the Plan before the Confirmation Hearing as provided in section 1127 of the Bankruptcy Code if, in the opinion of the Bankruptcy Court, the modification does not materially and adversely affect the interests of holders of Claims and Interests, so long as the Plan, as modified, complies with sections 1122 and 1123 of the Bankruptcy Code and the Debtor has complied with section 1125 of the Bankruptcy Code. The Debtor may, with the consent of the Plan Sponsor, propose amendments or alterations to the Plan after the Confirmation Date but prior to substantial consummation, in a manner that, in the opinion of the Bankruptcy Court, does not materially and adversely affect holders of Claims and Interests, so long as the Plan, as modified, complies with sections 1122 and 1123 of the Bankruptcy Code, the Debtor has complied with section 1125 of the Bankruptcy Code, and after notice and a hearing, the Bankruptcy Court confirms such Plan, as modified, under section 1129 of the Bankruptcy Code.

12.6 Withdrawal of Plan

The Debtor reserves the right to withdraw the Plan, provided that the Plan Sponsor consents, at any time prior to the Confirmation Date. If the Debtor withdraws the Plan prior to the Confirmation Date, or if the Confirmation Date does not occur by May 22, 2020, unless otherwise extended by mutual agreement of the Debtor and the Plan Sponsor or the Effective Date does not occur by May 29, 2020, unless otherwise extended by mutual agreement of the Debtor and the Plan Sponsor, then the Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute an admission, waiver or release of any claims by or against the Debtor or any other person, or to prejudice in any manner the rights of the Debtor, the Debtor’s Estate, or any person in any further proceedings involving the Debtor.

12.7 [Reserved].

12.8 Filing of Additional Documentation

By the Plan Supplement Deadline, the Debtor may file with the Bankruptcy Court such Plan Supplement, agreements and other documents as may be reasonably necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan or any Plan Document, which shall also constitute “Plan Documents.”

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12.9 Governing Law

Except to the extent the Bankruptcy Code or the Bankruptcy Rules are applicable, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

12.10 Successors and Assigns

The rights, benefits and obligations of any entity named or referred to in the Plan or any Plan Document shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

12.11 Transfer of Claims and Interests

Any transfer of a Claim shall be in accordance with Bankruptcy Rule 3001(e) and the terms of this Section 12.11. Notice of any such transfer shall be forwarded to the Debtor by registered or certified mail, as set forth in Section 12.14 hereof. Both the transferee and transferor shall execute any notice, and the signatures of the parties shall be acknowledged before a notary public. The notice must clearly describe the interest in the Claim to be transferred. No transfer of a partial interest shall be allowed. All transfers must be of one hundred percent (100%) of the transferor’s interest in the Claim.

No transfer of Interests shall be allowed after the Record Date.
12.12 Time

Unless otherwise specifically stated in the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed by the Plan.

12.13 Inconsistency

In the event of an inconsistency between the Plan, the RSA, and the Disclosure Statement, the terms of the Plan shall control in all respects. In the event of an inconsistency between the Plan and the Plan Supplement, the Plan shall control. In the event of an inconsistency between the Plan and the Confirmation Order, the Confirmation Order shall control.

12.14 Notices

Any notice required to be given under the Plan or any Plan Document shall be in writing. Any notice that is allowed or required hereunder except for a notice of change of address shall be considered complete on the earlier of (a) three (3) days following the date the notice is sent by United States mail, postage prepaid, or by overnight courier service, or in the case of mailing to a non-United States address, air mail, postage prepaid, or personally delivered; (b) the date the notice is actually received by the Persons on the Post-Confirmation Service List by facsimile or computer transmission; or (c) three (3) days following the date the notice is sent to those Persons on the Post-Confirmation Service List as it is adopted by the Bankruptcy Court at the hearing on confirmation

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of the Plan, as such list may be amended from time-to-time by written notice from the Persons on the Post-Confirmation Service List.

(a)If to the Debtor, at:

BroadVision, Inc.

460 Seaport Ct., Suite 210

Redwood City, CA 94063

Attention: Dr. Pehong Chen

Email: Pehong.Chen@BroadVision.com

and

DLA Piper LLP

555 Mission Street, Suite 2400

San Francisco, California

Attention: Joshua D. Morse, Esq.

Email: Joshua.Morse@us.dlapiper.com

Facsimile: (415) 659-7340

and

DLA Piper LLP

1201 North Market Street, Suite 2100
Wilmington, Delaware 19801

Attention: R. Craig Martin, Esq.

Email: Craig.Martin@us.dlapiper.com
Facsimile: (302) 394-2341

(b)If to the Plan Sponsor or the Reorganized Debtor, at:

ESW Capital, LLC

401 Congress Ave., Suite 2650

Austin, Texas 78701

Attention: Neeraj Gupta

Email: neeraj.gupta@eswcapital.com

and

Goulston & Storrs PC

885 Third Avenue, 18th Floor

New York, New York 10022

Attention: Trevor R. Hoffmann, Esq.
Email: thoffmann@goulstonstorrs.com
Facsimile: (212) 878-6911

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and

Morris, Nichols, Arsht & Tunnell LLP
1201 North Market Street, 16th Floor
P.O. Box 1347

Wilmington, Delaware 19899-1347
Attention: Derek Abbott, Esq.

Email: dabbott@mnat.com

(c)If to the Distribution Trustee, at:

__________

__________

__________

__________, _______

Attn: ________

Email: ________
Facsimile:

and

__________

__________

__________

__________, _______

Attn: ________

Email: ________
Facsimile:

12.15 U.S. Trustee Reporting and Fees

The Debtor will pay pre-confirmation U.S. Trustee Fees on or before the Effective Date of the Plan. After the Effective Date, the Distribution Trustee will file with the Bankruptcy Court and serve on the U.S. Trustee quarterly financial reports in a format prescribed by the U.S. Trustee, and the Distribution Trustee will pay post-Effective Date quarterly fees to the U.S. Trustee until a final decree is entered or the case is converted or dismissed as provided in 28 U.S.C. § 1930(a)(6).

12.16 Implementation

The Debtor, the Reorganized Debtor, the Plan Sponsor, and the Distribution Trustee shall be authorized to perform all reasonable, necessary and authorized acts to consummate the terms and conditions of the Plan and the Plan Documents, without further order from the Bankruptcy Court.

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12.17 No Admissions

Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed an admission by the Debtor, or the Estate with respect to any matter set forth herein, including, without limitation, liability on any Claim or Interest or the propriety of the classification of any Claim or Interest.

ARTICLE XIII

SUBSTANTIAL CONSUMMATION

13.1 Substantial Consummation

The Plan shall be deemed substantially consummated on the Effective Date.

13.2 Final Decree

Upon compliance with Bankruptcy Rule 3022, the Distribution Trustee and/or the Reorganized Debtor may request the Bankruptcy Court to enter a final decree closing the Chapter 11 Case and such other orders that may be necessary and appropriate.

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Dated: April 3, 2020

Respectfully submitted,
BROADVISION, INC.

By: /s/ Pehong Chen

By:    Pehong Chen

Title: President, Chief Executive Officer, Interim Chief Financial Officer, and Chairman of the Board

Exhibit A

(Schedule of Assumed Contracts and Unexpired Leases)

Legal Entity	Contract Counterparty	Contract Description	Cure Amount
BroadVision, Inc.	Microsoft	Prepaid License Agreement	$0.00
BroadVision, Inc.	Certent	Prepaid License Agreement	$0.00
BroadVision, Inc.	IONA	Prepaid License Agreement	$0.00
BroadVision, Inc.	RogueWave	Prepaid License Agreement	$0.00
BroadVision, Inc.	PTC (also known as MKS)	Prepaid License Agreement	$0.00
BroadVision, Inc.	Fast Search & Transfer Inc.	Prepaid License Agreement	$0.00
BroadVision, Inc.	Apache Software Foundation	Prepaid License Agreement	$0.00
BroadVision, Inc.	Pantone Inc.	Prepaid License Agreement	$0.00
BroadVision, Inc.	Hurricane Electric	Internet Services	$7,960.00
BroadVision, Inc.	Auriga, Inc.	Software Consulting Agreement	$23,430.00
BroadVision, Inc.	Rumford Executive Office Suites, LLC	License for Office Space	$0.00

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Exhibit B

(Schedule of Rejected Contracts and Unexpired Leases)

	Legal Entity	Contract Counterparty	Contract	Contract Description	Proposed Rejection Date
1.	BroadVision, Inc.	Portside Investors	Standard Lease Agreement, dated as of March 16, 2018	Lease of the office space located at 460 Seaport Court, Suite 102, Redwood City, California 94063	May 31, 2020
2.	BroadVision, Inc.	Dr. Pehong Chen	Employment Agreement / Compensation and Benefits Programs and Severance Benefit Plan	Any agreements related to Dr. Chen’s employment and benefits with BroadVision, Inc.	Effective Date of the Plan
3.	BroadVision, Inc.	Sun Microsystems	Prepaid License Agreement	N/A	Effective Date of the Plan
4.	BroadVision, Inc.	Oracle	Prepaid License Agreement – Binary License and Redistribution Agreement	N/A	Effective Date of the Plan
5.	BroadVision, Inc.	Oracle	Annual Oracle Partner Network Agreement	N/A	Effective Date of the Plan
6.	BroadVision, Inc.	Oracle	Education Agreement	N/A	Effective Date of the Plan

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Exhibit B

Form of Confirmation and Effective Date Notice

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IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re: BROADVISION, INC.,[1] Debtor.	Chapter 11 Case No. 20-10701(CSS)

NOTICE OF (I) ENTRY OF ORDER CONFIRMING, AND OCCURRENCE OF
EFFECTIVE DATE OF, AMENDED CHAPTER 11 PLAN OF DEBTOR; AND (II)
CERTAIN RELEASES AND INJUNCTION THEREUNDER

PLEASE TAKE NOTICE OF THE FOLLOWING:

1.Confirmation of the Plan.

On May [ ], 2020, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered an order [D.I. [ ]] (the “Confirmation Order”) confirming the Amended Prepackaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Code for BroadVision, Inc. dated April 3, 2020 [D.I. 57] (collectively with all exhibits and supplements and any modifications or other amendments thereto, the “Plan”) in the chapter 11 case of the above-captioned debtor (the “Debtor”). Capitalized terms used but not defined in this Notice have the meanings given to them in the Plan and the Confirmation Order.

2.Occurrence of the Effective Date; Distribution Trustee; Vesting of Assets.

Pursuant to section 12.2 of the Plan, the Plan became effective on May [29], 2020 (the “Effective Date”). As of the Effective Date, among other things, (a) the Debtor continues in existence as the Reorganized Debtor; (b) the Distribution Trustee was appointed with the power to exercise the rights, power, and authority of the Distribution Trust under applicable provisions of the Plan, Distribution Trust Agreement, and bankruptcy and non-bankruptcy law; and (c) except as otherwise provided in the Plan, all property of the Estate and the Debtor (other than the Distribution Trust Assets) became the property of, and vested in, the Reorganized Debtor free and clear of all Claims, Liens, charges, other encumbrances, and interests. Except as otherwise provided in the Plan and Distribution Trust Agreement, all distributions to be made to creditors and equity holders under the Plan shall be made by the Distribution Trustee (or his or her designated agent).

____________________________________

1           The last four digits of the Debtor’s federal tax identification number are 4303. The Debtor’s address is 460

Seaport Ct., Suite 102, Redwood City, California 94063.

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3.Resolution of Disputed Claims.

Except as otherwise provided in Article VI of the Plan, unless otherwise ordered by the Bankruptcy Court after notice and a hearing, and subject to section 502(a) of the Bankruptcy Code, the Reorganized Debtor and the Distribution Trustee on behalf of the Distribution Trust have the right to make, file, prosecute, settle, compromise, withdraw, or resolve objections to Claims. Further, the Distribution Trustee may settle, resolve, release, or compromise any Claims and objections to Claims on behalf of the Distribution Trust without need for notice or order of the Bankruptcy Court.

4.Indemnification; Releases; Exculpation; Injunction.

The indemnification provisions in Article VII and the exculpation, releases, and injunction provisions in Article X of the Plan are now in full force and effect.

5.Assumption of Executory Contracts and Unexpired Leases Not Rejected.

Except as otherwise provided (i) in the Plan; (ii) in the Schedule of Rejected Contracts and Unexpired Leases [D.I. 125]; (iii) in any contract, instrument, release, or other agreement or document entered into in connection with the Plan; or (iv) in a Final Order of the Bankruptcy Court, as of the Effective Date, pursuant to section 365 of the Bankruptcy Code, the Debtor assumed each executory contract and unexpired lease not previously assumed, assumed and assigned, or rejected during the Chapter 11 Case. For the avoidance of doubt, the Debtor, subject to the agreement of the Plan Sponsor, shall have the right to assume all executory contracts entered into by the Debtor postpetition prior to the Effective Date.

6.Bar Dates.

Administrative Bar Date. Unless previously filed or as otherwise governed by a bar date order or in another order of the Court or as set forth in the Plan with respect to Ordinary Course Liabilities, requests for payment of Administrative Claims must be filed with the Court and served on the parties identified in section 1.4 of the Plan by June 15, 2020, which is 30 days of the Combined Hearing (the “Administrative Claim Bar Date”). Holders of Administrative Claims that are required to file and serve a request for payment of such Administrative Claims and that do not file and serve such a request by the Administrative Claim Bar Date shall be forever barred from asserting such Administrative Claims against the Debtor, the Estate, or its property. Objections to any requests for payment of Administrative Claims must be asserted by the Claim Objection Deadline. Notwithstanding the foregoing, a governmental unit shall not be required to file and serve a request for payment of an Administrative Claim with respect to any administrative expense of the type described in section 503(b)(1)(B) or section 503(b)(1)(C) of the Bankruptcy Code as a condition to such amounts being an allowed administrative expense. Notice of the Administrative Claim Bar Date was previously provided to parties in interest, and nothing in this Notice is intended to extend the Administrative Claim Bar Date or recommence the occurrence of the Administrative Claim Bar Date.

Professional Compensation. Each Professional shall file an application for allowance of final compensation and reimbursement of expenses in the Chapter 11 Case, for the period through

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the Effective Date, no later than July [ ], 2020, which is 45 days after the Effective Date. Objections to applications of professionals for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtor, the U.S. Trustee, and the professionals to whose application the objections are addressed no later than 60 after the Effective Date, or the Bankruptcy Court may enter an order authorizing the fees without a hearing. Any professional fees and reimbursements or expenses incurred by the Reorganized Debtor subsequent to the Effective Date may be paid without application to the Bankruptcy Court.

Rejection Damages Bar Date. Claims arising out of the rejection of an executory contract or unexpired lease pursuant to section 7.6 of the Plan must be filed with the Court on or before June [ ], 2020, which is thirty (30) days after the Effective Date, and served as set forth below in Section 9. Any such Claims not timely filed shall be forever barred from asserting such Claims against the Debtor, the Reorganized Debtor, the Estate, the Distribution Trust, or their respective property.

7.Retention of Jurisdiction by Bankruptcy Court.

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court retained jurisdiction over the Chapter 11 Case after the Effective Date to the fullest extent legally permissible, including, without limitation, with respect to all matters specified in Article XI of the Plan.

8.Notice Parties’ Service Addresses.

For purposes of serving requests for payment of Administrative Claims, applications for allowance of Fee Claims, and any other papers required to be served on the notice parties set forth in the Plan, such service should be made, as applicable, on:

(a)If to the Debtor, at:

BroadVision, Inc.

460 Seaport Ct., Suite 210

Redwood City, CA 94063

Attn: Dr. Pehong Chen

Email: Pehong.Chen@BroadVision.com

and

DLA Piper LLP (US)

1201 North Market Street, Suite 2100

Wilmington, Delaware 19801

Attn: R. Craig Martin

Email: craig.martin@us.dlapiper.com

and

444 West Lake Street, Suite 900

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Chicago, Illinois 60606

Attn: Katie Allison

Email: katie.allison@us.dlapiper.com

(b)If to the Plan Sponsor, at:

ESW Capital, LLC

401 Congress Ave., Suite 2650

Austin, TX 78701

Attn: Neeraj Gupta

Email: Neeraj@ESWCapital.com

and

Goulston & Storrs PC

885 Third Avenue, 18th Floor

New York, NY 10022

Attn: Trevor R. Hoffmann, Esq.

Email: thoffmann@goulstonstorrs.com

(c)If to the U.S. Trustee, at:

844 King Street

Suite 2207

Lockbox 35

Wilmington, Delaware 19801

Attn: David Buchbinder

Email: david.l.buchbinder@usdoj.gov

(d)If to the Distribution Trust, at

David Carickoff

Archer & Greiner, P.C.

300 Delaware Avenue, Suiste 1370

Wilmington, DE 19801

Email: dcarickhoff@archerlaw.com

(e)If to any Creditor or Interest Holder in his capacity as such, at his address or facsimile number as listed on the Post-Confirmation Service List.

9.Filing Claims with Claims Agent.

Proofs of Claim arising from the rejection of executory contracts or unexpired leases should be filed with the Court approved claims and noticing agent Epiq. Proofs of Claim may be filed electronically via the Claims Agent’s website: https://dm.epiq11.com/case/broadvision/info.

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Further instructions regarding electronic filing can be found on the Claims Agent’s website. If you wish to file e a Proof of Claim via submission of a hard copy, the hard copy must be delivered so as to be received by Epiq on or before the applicable Bar Date at the following address:

If by First-Class Mail	If by Hand Delivery or Overnight Mail
BroadVision, Inc., Claims Processing Center c/o Epiq Corporate Restructuring, LLC P.O. Box 4421 Beaverton, OR 97076-4421	BroadVision, Inc., Claims Processing Center c/o Epiq Corporate Restructuring, LLC 10300 SW Allen Blvd. Beaverton, OR 97005

All proofs of claim arising from the rejection of executory contracts or unexpired leases must be filed by later of (a) the General Bar Date, (b) 30 days after entry of any order authorizing the rejection of an executory contract or unexpired lease, including any order confirming the Plan, or (c) the date set forth in an order authorizing rejection of an executory contract or unexpired lease. Proofs of Claim submitted by facsimile or e-mail shall not be accepted.

10.Copies of Confirmation Order.

Copies of the Plan and the Confirmation Order may be obtained for free at https://dm.epiq11.com/case/broadvision/info or upon request from counsel to the Distribution Trustee.

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